Exhibit 10.29

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this ___22__ day of February, 2022, between ARE-WINTER STREET PROPERTY, LLC, a Delaware limited liability company (“Landlord”), and INTELLIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Building: That certain to-be-renovated 3-story building located at 840 Winter Street, Waltham, Massachusetts.

Premises: Those portions of the first, second and third floors of the Building, commonly known as Suite 100, containing approximately 139,984 rentable square feet, subject to re-measurement as set forth in Section 5 below, as shown on Exhibit A.

Project: The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent: Initially, $73.50 per rentable square foot of the Premises per year, subject to adjustment pursuant to Section 4 hereof.

Rentable Area of Premises: 139,984 sq. ft.

Rentable Area of Building and Project: 168,214 sq. ft.

Tenant’s Share of Operating Expenses: 83.22%

Security Deposit: $6,001,814.00, subject to adjustment pursuant to Section 6.

Target Commencement Date: April 19, 2024

Rent Adjustment Percentage: 3%

Base Term: Beginning on the Commencement Date and ending 144 months from the first day of the first full month following the Commencement Date. For clarity, if the Commencement Date occurs on the first day of a month, the expiration of the Base Term shall be measured from that date. If the Commencement Date occurs on a day other than the first day of a month, the expiration of the Base Term shall be measured from the first day of the following month.

Permitted Use: Life sciences research and development laboratory, manufacturing, general office, related mechanical space and other ancillary uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: Landlord’s Notice Address:

ARE-Winter Street Property, LLC 26 North Euclid Avenue

P.O. Box 22547 Pasadena, CA 91101

New York, NY 10087-2547 Attention: Corporate Secretary

Tenant’s Notice Address

40 Erie Street

Cambridge, Massachusetts 02139

Attention: Chief Financial Officer

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With a copy to:

Intellia Therapeutics, Inc.

20 Erie Street

Cambridge, Massachusetts 02139

Attention: Legal Department

As a courtesy, copies of notices provided by Landlord to Tenant under this Lease shall be sent to Glenn.Goddard@intelliatx.com and to ntlanotice@intelliatx.com.

The following Exhibits are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION [X] EXHIBIT B - DESCRIPTION OF PROJECT

[X] EXHIBIT C - WORK LETTER [X] EXHIBIT D - COMMENCEMENT DATE

[X] EXHIBIT E - RULES AND REGULATIONS [X] EXHIBIT F - TENANT’S PERSONAL PROPERTY

[X] EXHIBIT G - BUILDING SIGN LOCATION

1.
Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” The Common Areas shall include, without limitation, any amenities now or hereafter located in, on or otherwise serving the Project, if any, as may exist from time to time (as determined by Landlord, in Landlord’s sole and absolute discretion) and made available, except for temporary interruptions and/or Force Majeure (as defined in Section 34), for use by Tenant and/or one or more other tenants of the Project and/or third parties (each, a “Project Amenity” and collectively, the “Project Amenities”). Tenant shall have the non-exclusive right during the Term to the Common Areas along with others having the right to use the Common Areas. The Common Areas shall include, without limitation, (i) public or common lobbies, hallways, stairways, elevators, walkways, corridors and elevator lobbies, (ii) common chases and conduits, (iii) common mechanical and utility rooms, (iv) common bathrooms, (v) common driveways, parking areas and loading areas, (vi) pedestrian sidewalks, (vii) landscaped areas, and (viii) trash enclosures. Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use. From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.

In addition, if the Premises ever consists of the entire rentable area of the Building pursuant to Section 39 and/or Section 40, Landlord shall have the right to require Tenant (and Tenant shall, promptly after Landlord’s request to do so) execute an amendment to the Lease in a commercially reasonable form reasonably acceptable to Tenant and Landlord, and prepared by Landlord to address, among other things, matters associated with converting the Building from a multi-tenant building to a single-tenant building, including, without limitation, (i) Common Areas, (ii) maintenance and repair responsibilities, (iii) Operating Expenses, (iv) the Building signage (which may be exclusive), (v) allocation of parking and reserved parking spaces, and (vi) rules and regulations.

2.
Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, which shall be free and clear of all tenants and occupants and their possessions, with Landlord’s Work Substantially Completed (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver the Premises to Tenant within 30 days after the Target Commencement Date (as such date may be extended by Force Majeure delays and Tenant Delays, the “Abatement Date”), Base Rent payable with respect to the Premises shall be abated 1 day for each day after the Abatement Date that Landlord fails to Deliver the

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Premises to Tenant. If Landlord does not Deliver the Premises within 180 days of the Target Commencement Date for any reason other than Force Majeure and Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 180 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Commencement Date” shall be the earlier of: (i) the date Landlord Delivers the Premises to Tenant with Landlord’s Work Substantially Completed; or (ii) the date Landlord could have Delivered the Premises but for Tenant Delays. Upon request of either party, Landlord and Tenant shall execute and deliver a written acknowledgment of the Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, either party’s failure to execute and deliver such acknowledgment shall not affect the other party’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 41 hereof.

Landlord and Tenant acknowledge and agree that (w) as of the date of this Lease there exist significant global supply chain delays and shortages of construction materials, supplies and equipment (collectively, “Supply Chain Delays”), (x) the availability of fixtures, equipment and/or materials required for the performance and/or Substantial Completion of Landlord’s Work (collectively, “Required Materials”), may be subject to longer lead times than normally anticipated due to such Supply Chain Delays, (y) the unavailability or delayed delivery of Required Materials may result in disruption to progress of the construction of Landlord’s Work in the ordinary course, and (z) the Target Commencement Date shall be delayed for a period equal to the delay in the Substantial Completion of Landlord’s Work resulting directly or indirectly from the unavailability or delayed delivery of Required Materials.

Tenant has requested the right to occupy that certain portion of the Premises (the “Phase 1 Space”) prior to the Commencement Date by the date set forth on the construction schedule attached to the Work Letter as Schedule 1, and Landlord has agreed, subject to the terms of the Work Letter, to use reasonable efforts to accelerate the work of the Tenant Improvements in the Phase 1 Space to accommodate Tenant’s request. The location of the Phase 1 Space shall be mutually agreed upon by Landlord and Tenant following completion of the Space Plans (as defined in the Work Letter) for the Tenant Improvements. Landlord shall deliver to Phase 1 Space to Tenant upon the Substantial Completion of the Tenant Improvements in the Phase 1 Space (the “Delivery Date”). Commencing on the Delivery Date, Tenant shall commence paying Base Rent at the rate of $73.50 per rentable square foot per year plus Operating Expenses with respect to the Phase 1 Space. Tenant acknowledges and agrees that Landlord will continue to perform Landlord’s Work in the balance of the Premises while Tenant is occupying Phase 1 Space, that Landlord’s completion of Landlord’s Work in the balance of the Premises may adversely affect Tenant’s use and occupancy of the Phase 1 Space, and that prior to the Substantial Completion of Landlord’s Work in the balance of the Premises, there will continue to be construction noise, vibrations and dust associated with Landlord’s construction of Landlord’s Work in the balance of the Premises; provided however, in the event Tenant reasonably believes that Landlord’s Work in the balance of the Premises while Tenant would be occupying Phase 1 Space, would materially and adversely affect Tenant’s intended use of the Phase 1 Space, Tenant shall have the right to delay the Delivery Date until such time as the Landlord’s Work in the balance of the Premises no longer materially and adversely affects Tenant’s intended use of the Phase 1 Space as reasonably determined by Tenant.

In addition to Tenant’s early occupancy of the Phase 1 Space pursuant to the immediately preceding paragraph and notwithstanding anything to the contrary contained herein, to the extent that Landlord’s Work is Substantially Completed in any portion of the Premises other than the Phase 1 Space (each, a “Completed Area”) and Tenant’s occupancy of such Completed Area will not materially interfere

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with Landlord’s construction of Landlord’s Work in the balance of the Premises, Tenant may elect, by delivery of written notice to Landlord, to occupy such Completed Area prior to the Commencement Date. Tenant shall commence paying Base Rent at the rate of $73.50 per rentable square foot per year plus Operating Expenses with respect to any such Completed Area that Tenant elects to occupy pursuant to the immediately preceding sentence on the date that Landlord delivers such Completed Area to Tenant for Tenant’s early occupancy. Tenant acknowledges and agrees that Landlord will continue to perform Landlord’s Work in the balance of the Premises while Tenant is occupying such Completed Area(s), that Landlord’s completion of Landlord’s Work in the balance of the Premises may adversely affect Tenant’s use and occupancy of the Completed Area(s), and that prior to the Substantial Completion of Landlord’s Work in the balance of the Premises, there will continue to be construction noise, vibrations and dust associated with Landlord’s construction of Landlord’s Work in the balance of the Premises.

Except as set forth in the Work Letter (including Landlord’s obligation thereunder to perform Landlord’s Work) or as otherwise expressly set forth in this Lease: (A) Tenant shall accept the Premises in their condition as of the Commencement Date; (B) Landlord shall have no obligation for any defects in the Premises; and (C) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding, so long as Tenant is not operating its business in any portion of the Premises, the obligation to pay Base Rent and Operating Expenses.

For the period of 365 consecutive days after the Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13), unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Tenant agrees and acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.
Rent.
(a)
Base Rent. The first full calendar month’s Base Rent shall be due and payable concurrently with Tenant’s delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, equal monthly installments of Base Rent (i.e., 1/12 of the annual Base Rent amount then in effect) on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing, or via federally insured wire transfer (including ACH) pursuant to the wire instructions provided by Landlord. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided for in this Lease.
(b)
Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) commencing on the Commencement Date, Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become

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due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.
4.
Base Rent Adjustments.
(a)
Annual Adjustments. Base Rent shall be increased on each annual anniversary of the Commencement Date (provided, however, that if the Commencement Date occurs on a day other than the first day of a calendar month, then Base Rent shall be increased on each annual anniversary of the first day of the first full calendar month immediately following the Commencement Date) (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.
(b)
Additional TI Allowance. In addition to the Tenant Improvement Allowance (as defined in the Work Letter), Landlord shall, subject to the terms of the Work Letter, make available to Tenant the Additional Tenant Improvement Allowance (as defined in the Work Letter). Commencing on the Commencement Date and continuing thereafter on the first day of each month during the Base Term, Tenant shall pay the amount necessary to fully amortize the portion of the Additional Tenant Improvement Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 8% per annum over the Base Term, which interest shall begin to accrue on the Commencement Date (“TI Rent”). Any TI Rent remaining unpaid as of the expiration or earlier termination of this Lease shall be paid to Landlord in a lump sum at the expiration or earlier termination of this Lease.
(c)
Alterations Allowance. To the extent that following the completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the Additional Tenant Improvement Allowance, Landlord shall, subject to the terms of the Work Letter, make available to Tenant the Alterations Allowance (as defined in the Work Letter). Commencing on the later of (i) the Commencement Date, or (ii) the first day of the month after the disbursement of all or any portion of the Alterations Allowance and continuing thereafter on the first day of each month during the Base Term, Tenant shall pay the amount necessary to fully amortize the portion of the Alterations Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 8% per annum over the remaining Base Term, which interest shall begin to accrue on the later of (i) the Commencement Date, or (ii) the date that Landlord first disburses such Alterations Allowance or any portion(s) thereof (“Alterations Allowance Rent”). Because the Alterations Allowance may be disbursed in multiple installments, the amount of Alterations Allowance Rent shall be subject to adjustment following the disbursement of each such installment. Any Alterations Allowance Rent remaining unpaid as of the expiration or earlier termination of this Lease shall be paid to Landlord in a lump sum at the expiration or earlier termination of this Lease.
5.
Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Commencement Date, and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated. Landlord shall use commercially reasonable effort to deliver the Annual Estimate at least 30 days prior to the commencement of the calendar year to which such Annual Estimate applies.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project including, without duplication, (i) Taxes (as defined in Section 9), (ii) Utilities (as defined in Section 11), (iii) insurance costs, (iv) the cost of upgrades to the Building or Project or enhanced services provided at the Building and/or Project which are intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of communicable diseases and/or viruses of any kind or nature (collectively, “Infectious Conditions”), (v) subject to Section 44(o), transportation services

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(including the Shuttle Service Costs (as defined in Section 44(o))), (vi) the cost of the Project Amenities (including, without limitation, reimbursement by Landlord to affiliates of Landlord for market rent paid by such affiliates to Landlord for Project Amenities space, commercially reasonable reduced rent, commercially reasonable subsidies or other commercially reasonable concessions which Landlord may provide in connection with the Project Amenities), (vii) Permitted Capital Expenditures (as defined below) amortized, to the extent applicable as determined by Landlord, over the useful life of such Permitted Capital Expenditures, as reasonably determined by Landlord taking into account all reasonable factors taking into account the 24/7 operation of the Building, (viii) the costs of landscaping and snow removal, and (ix) the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent, excluding only:

(a)
the original construction costs of the Project including, without limitation, renovation of the Must-Take Premises (as herein defined) prior to Landlord’s delivery of such spaces to Tenant or the ROFO Space (as herein defined) and costs of correcting defects in such original construction or renovation, and costs and expenses incurred with respect to Landlord’s Work and any work performed by Landlord with respect to the Must-Take Premises or the ROFO Space prior to the delivery of those spaces to Tenant;
(b)
capital expenditures except for those capital repairs, improvements and replacements that are: (1) required in order to comply with Legal Requirements; (2) intended to reduce Operating Expenses, (3) maintain or improve the utility, efficiency, capacity, safety or security of the Building or any Building Systems, or (4) are incurred to extend the life of any capital items (collectively, “Permitted Capital Expenditures”);
(c)
interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;
(d)
depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);
(e)
advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;
(f)
legal and other expenses incurred in the negotiation or enforcement of leases;
(g)
completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;
(h)
costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;
(i)
to the extent the same are paid directly or separately by Tenant to the applicable provider or to Landlord, the cost of all utilities provided to other tenants, including, without limitation, the cost of water and power, electrical utilities, sewage, heating, lighting, air conditioning and ventilation (in which case the equivalent costs attributable to any other tenant shall be excluded so that, for example, if Tenant pays separately for electricity used in the Premises, there shall be excluded from Operating Expenses, the cost of electricity furnished to all other tenant space);
(j)
salaries, wages, benefits and other compensation paid to (i) personnel of Landlord or its agents or contractors above the position of the person, regardless of title, who has day-to-day management responsibility for the Project or (ii) officers and employees of Landlord or its affiliates who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project; provided, however, that with respect to any such person who does not devote substantially all of his or her employed time to the Project, the salaries, wages, benefits and other compensation of such person shall be prorated to reflect

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time spent on matters related to operating, managing, maintaining or repairing the Project in comparison to the time spent on matters unrelated to operating, managing, maintaining or repairing the Project;
(k)
costs incurred for off-site offices or facilities maintained in connection with the management, operation, engineering and/or security services provided to the Project and other properties owned by Landlord or affiliates of Landlord, in excess of the Project’s share of such costs as proportionately allocated among the Project and such other properties owned by Landlord or affiliates of Landlord;
(l)
general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;
(m)
costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;
(n)
costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);
(o)
costs arising from the gross negligence or willful misconduct of Landlord or its agents, and employees;
(p)
penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;
(q)
overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
(r)
costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;
(s)
costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;
(t)
costs incurred in the sale or refinancing of the Project;
(u)
net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;
(v)
any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project;
(w)
costs of repairs or other work necessitated by fire, windstorm or other casualty; provided such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Section 18;
(x)
costs or expenses occasioned by condemnation;

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(y)
any costs incurred to remove, study, test or remediate Hazardous Materials in or about the Premises, the Building or the Project for which Tenant is not responsible under Section 30 hereof;
(z)
Operating Expense reserves (other than reserves for Taxes for the then-current year);
(aa)
any expenses applicable to applying and reporting for the Building or the Project solely for the purpose of seeking or maintaining a Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification rating above a gold standard or its equivalent;
(bb)
Shuttle Service Costs if Tenant elects, subject to the terms of Section 44(o), not to participate in the Shuttle Service in accordance with the provisions of Section 44(o); and
(cc)
costs to construct the Reservoir Woods Amenities (as defined in Section 42), and any cost or expense related to the operation, maintenance, repair or replacement of the Reservoir Woods Amenities (the parties acknowledge that any such costs, to the extent chargeable to Tenant pursuant to the terms of Section 42, will be separately charged to Tenant as an “Amenities Fee” pursuant to Section 42 and not as an Operating Expense).

In addition, notwithstanding anything to the contrary contained in this Lease, Operating Expenses incurred or accrued by Landlord with respect to any capital improvements which are reasonably expected by Landlord to reduce overall Operating Expenses (for example, without limitation, by reducing energy usage at the Project) (the “Energy Savings Costs”) shall be amortized over a period of years equal to the least of (A) 10 years, (B) the useful life of such capital items, or (C) the quotient of (i) the Energy Savings Costs, divided by (ii) the annual amount of Operating Expenses reasonably expected by Landlord to be saved as a result of such capital improvements.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 180 days after Tenant’s receipt thereof, shall contest any item therein or wishes to verify the accuracy of the Annual Statement by giving written notice to Landlord. If, during such 180 day period, Tenant reasonably and in good faith questions or wishes to verify the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have a regionally or nationally recognized independent public accounting firm selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), working pursuant to a fee arrangement other than a contingent fee (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such

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statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. The rentable square footage of the Premises and the Building shall be calculated by Dimella Schaefer or Stevenson Systems, as determined by Landlord, prior to the date that is within 90 days after the Commencement Date using the Office Buildings: Standard Methods of Measurement ANSI/BOMA Z65.1-2017 Method A as a guideline for a Multi-Occupant Building (the “Measurement Standard”). A copy of the letter or report from Dimella Schaefer or Stevenson Systems, as applicable, setting forth its calculation using the Measurement Standard, together with all documentary support therefor, shall be furnished to Landlord and Tenant and shall be binding upon Landlord and Tenant (the “Notice of Re-determination of RSF”). If the actual rentable square footage of the Premises and the Building as set forth in the Notice of Re-Determination of RSF deviate from the amount specified in the definitions of “Premises,” “Rentable Area of Premises,” and “Rentable Area of Building and Project” on page 1 of this Lease, then this Lease shall be amended to reflect the results as set forth in the Notice of Re-determination of RSF in the definitions of “Premises,” “Rentable Area of Premises,” “Rentable Area of Building and Project,” and “Tenant’s Share of Operating Expenses” shall be adjusted. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.
Security Deposit. As an essential condition of this Lease, Tenant shall deposit with Landlord pursuant to the terms of the immediately following paragraph, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease (which amount is subject to reduction as set forth below in this Section 6), which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord (it being acknowledged and agreed that Silicon Valley Bank shall be deemed to be an acceptable initial issuer of the Letter of Credit), and (v) redeemable by presentation of a sight draft in the State of California, the Commonwealth of Massachusetts, or such other state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord within 5 days of written demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease.

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Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

Within 10 business days after the mutual execution and delivery of this Lease by the parties, Tenant shall deliver a Letter of Credit for a portion of the Security Deposit in the amount of $2,572,206.00. On or before January 1, 2023, Tenant shall deliver to Landlord either an amended Letter of Credit increasing the Security Deposit to $6,001,814.00 or a replacement Letter of Credit in the amount of $6,001,814.00. If Tenant delivers a replacement letter of credit pursuant to the immediately preceding sentence, Landlord shall return the original Letter of Credit to Tenant within a reasonable period thereafter.

If, as of the expiration of the 36 months after the Commencement Date (x) Tenant is not then in Default under this Lease, and (y) Tenant has not been in Default under this Lease during the 6 month period immediately preceding Tenant’s request for reduction of the Security Deposit (collectively, the “Reduction Requirements” and each a “Reduction Requirement”), then the Security Deposit shall be reduced to an amount equal to $3,429,608.00 (the “Reduced Security Deposit”). If Tenant delivers a written request to Landlord for such reduction of the Security Deposit then, so long as the Reduction Requirements have been satisfied, Landlord shall cooperate with Tenant, at no cost, expense or liability to Landlord, to reduce the Letter of Credit then held by Landlord to the amount of the Reduced Security Deposit. If the Security Deposit is reduced as provided in this paragraph, then from and after the date of such reduction, the “Security Deposit” shall be deemed to be the Reduced Security Deposit, for all purposes of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7.
Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project,

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including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment which would overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the capacity of the Project as of the Commencement Date, as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Landlord shall be responsible, (i) subject to the terms of the Work Letter, for the compliance of the Premises with Legal Requirements (including the ADA) as of the Commencement Date, and (ii) at Landlord’s cost, for the compliance of the Common Areas of the Project with Legal Requirements (including the ADA) as of the Commencement Date. Following the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) or at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises or Tenant’s Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Except as otherwise expressly provided in the 2 immediately preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations.

Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, at no material cost to Tenant, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith. For the avoidance of doubt, in no event shall the costs incurred by Landlord to obtain any LEED, WELL Building Standard or similar “green” certification be included as part of Operating Expenses.

8.
Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) if such occupancy shall continue for more than 30 days, Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages; provided, however, that if Tenant delivers a written inquiry to Landlord within 30 days prior to the expiration or earlier termination of the Term,

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Landlord will notify Tenant whether the potential exists for consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
9.
Taxes.
(a)
Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. If Landlord secures an abatement or refund for the Project for a period during the Term, Tenant shall receive Tenant’s Share of such abatement or refund (i.e., the net amount after paying all reasonable costs and expenses of securing the abatement or refund, including reasonable attorneys’ fees) as credit to be applied by Landlord against Operating Expenses next coming due (or, if no further Operating Expenses are due from Tenant under this Lease and Tenant is not in Default under this Lease, a cash payment to Tenant). Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.
(b)
If Tenant disputes in good faith any taxes or assessments levied against the Building or Tenant’s personal property, trade fixtures or improvements or alterations in the Premises for tax assessment purposes, then Tenant may request in writing (a “Tax Dispute Notice”) that Landlord contest the same. A Tax Dispute Notice shall set forth in reasonable detail the particular matters which Tenant disputes and Tenant’s basis for such dispute. Upon receipt of a Tax Dispute Notice, provided that no Default exists hereunder, Landlord shall use reasonable efforts to contest those matters set forth in the applicable Tax Dispute Notice. Tenant shall reimburse Landlord within 30 days of invoice for all costs and expenses reasonably incurred by Landlord in contesting such matters. Failure of Tenant to timely pay the foregoing amounts shall permit Landlord to suspend or terminate any such contest. Tenant shall be entitled to Tenant’s Share of any refund obtained by reason of any such contest or otherwise whether obtained during or after the expiration of the Term, except that if the refund shall relate to the year in which the Term commences or expires, Tenant’s Share of the refund shall be apportioned between Landlord and Tenant according to the number of days within the Term provided Tenant paid Taxes for the year relating to such refund. If Landlord fails to commence to contest those matters set forth in a Tax Dispute Notice within 30 days after delivery of such Tax Dispute Notice, then Tenant may deliver a second written notice requesting

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that Landlord contest those matters set forth in the applicable Tax Dispute Notice. If within 20 days following receipt of such second written notice, Landlord fails to commence to contest those matters set forth in the applicable Tax Dispute Notice, then, so long as Tenant is not in Default, Tenant shall have the right to contest or review, at Tenant’s expense, by appropriate proceedings (which may be instituted during the Term, and if instituted shall be with the reasonable cooperation of Landlord if requested) those matters set forth in the applicable Tax Dispute Notice. Upon reasonable request from Tenant, Landlord shall furnish, on a timely basis, such data, documents, information and assistance and make such appearances as may be reasonably required by Tenant. Landlord shall, at no cost or liability to Landlord, reasonably cooperate with Tenant in connection with any such protest, appeal or other proceedings. Tenant shall not abandon any appeal without first offering to Landlord the right to prosecute such appeal. In no event may Tenant reach any agreement with any Governmental Authorities with respect to Taxes for any future tax year(s) or any other property which may be binding on Landlord
10.
Parking and TDMP.
(a)
Parking. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right at no additional cost during the Term, to use 2.3 parking spaces per 1,000 rentable square feet of the Premises, which parking spaces shall be located in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. Notwithstanding anything to the contrary contained herein, 8 of the parking spaces allocated to Tenant pursuant to the first sentence of this Section 10, near the main entrance of the Building and otherwise in locations designated by Landlord, will be designated as reserved for use by Tenant. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project, or for enforcing any such reservation of parking spaces. At the request of Tenant, at Tenant’s sole cost and expense, Landlord shall install mutually acceptable signage identifying Tenant’s reserved spaces, the cost of which may be paid with the TI Fund. Landlord hereby agrees that it shall not grant parking rights to other tenants of the Project in excess of a number of parking spaces equal to 2.3 parking spaces per 1,000 rentable square feet of such other tenant’s leased premises, or, subject to all applicable Legal Requirements, Force Majeure, and a Taking, reduce the total number of available parking spaces for the Project below 2.3 parking spaces per 1,000 rentable square feet of the Building and Project.
(b)
Transportation Demand Management Program. If a transportation demand management program (“TDMP”) setting forth requirements relating to parking and transportation demand management is implemented with respect to the Project at any time during the Term, Tenant shall comply with such TDMP.
11.
Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services as of the Commencement Date), and with respect to the Common Areas only, refuse and trash collection and janitorial services (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. The Premises shall be separately check-metered to measure Tenant’s usage of electricity. Landlord may cause, at Landlord’s expense (except to the extent necessary as a result of Tenant’s disproportionate usage of Utilities in which case it shall be a Tenant expense), any other Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities from any cause whatsoever shall result in eviction or constructive eviction of Tenant, termination of this Lease or, except as expressly provided in the immediately following paragraph, the abatement of Rent. Tenant shall be responsible, at Tenant’s cost, for the installation of all communication and data wiring serving the Premises. Tenant shall be responsible, using vendors reasonably acceptable to Landlord, for obtaining and paying for its own janitorial and waste disposal

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services for the Premises including, without limitation services for the disposal of manufacturing waste and Hazardous Materials waste generated from the Premises. Tenant may use the passenger elevator and freight elevator serving the Building during the Term in common with others entitled thereto at no additional charge, subject to downtime for maintenance and repairs.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then, there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.

Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generator with not less than the capacity of the emergency generator located in the Building as of the Commencement Date, and (ii) to contract with a third party to maintain the emergency generator as per the manufacturer’s standard maintenance guidelines. Except as otherwise provided in the immediately preceding sentence, Landlord shall have no obligation to provide Tenant with an operational emergency generator or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generator is maintaining the generators as per the manufacturer’s standard guidelines or otherwise. Notwithstanding anything to the contrary contained herein, Landlord shall, at least once per month as part of the maintenance of the Building, run the emergency generator for a period reasonably determined by Landlord for the purpose of determining whether it operates when started. Landlord shall, upon written request from Tenant (not more frequently than once per calendar year), make available for Tenant’s inspection the maintenance contract and maintenance records for the emergency generators for the 12 month period immediately preceding Landlord’s receipt of Tenant’s written request. During any period of replacement, repair or maintenance of the emergency generator when the emergency generator is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or alternative sources of back-up power. Tenant acknowledges and agrees that (x) in connection with the proper verification of loads and maintenance of the emergency generator, that power will need to be transferred during routine testing, and (y) Tenant is responsible for cooperating with Landlord or Landlord’s third party contractor with respect to scheduling such routine tests and checking its own equipment loads as it operates during load transfer periods. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generator will be operational at all times or that emergency power will be available to the Premises when needed.

Notwithstanding anything to the contrary contained herein, Tenant shall have the right to install, at Tenant’s sole cost and expense, an emergency generator serving the Premises, relates fixtures, and related screening of a design and type reasonably acceptable to Landlord (collectively, the “Dedicated Generator”) in a portion of the Project reasonably acceptable to Landlord and Tenant (collectively the “Generator Area”). Commencing on the date that Tenant installs such Dedicated Generator, Tenant shall have all of the obligations under this Lease with respect to the Generator Area as though the Generator Area were part of the Premises. The number of parking spaces available to Tenant under this Lease may be reduced by the number of parking spaces impacted by the Generator Area, if any. Tenant shall remove Dedicated

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Generator from the Generator Area at the expiration or earlier termination of this Lease. At the expiration or earlier termination of this Lease, Tenant shall restore the Generator Area to substantially its condition prior to the installation of the Dedicated Generator and shall otherwise surrender the Generator Area free of any debris and trash and free of any Hazardous Materials. Landlord shall have no obligation to make any repairs or improvements to the Dedicated Generator or the Generator Area and Tenant shall maintain the Dedicated Generator and the Generator Area, at Tenant’s sole cost and expense, in good repair and condition during the Term.

Tenant agrees to provide Landlord with access to Tenant’s water and energy usage data on a monthly basis, either by providing Tenant’s applicable utility login credentials to Landlord’s designated online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.

12.
Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld. Tenant may construct nonstructural, cosmetic Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $500,000.00 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand, an amount equal to the reasonable out-of-pocket costs incurred by Landlord with respect to each Alteration. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

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Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord shall, if requested in writing by Tenant at the time its approval of any such Installation is requested or at the time it receives notice of a Notice-Only Alteration, notify Tenant whether Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term. If removal of an installation is required, Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to reimbursement from Tenant for its actual, reasonable out-of-pocket costs incurred in connection with the preparation and negotiation of each such waiver of lien.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) ”Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) ”Installations” means all property of any kind paid for with the TI Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

Notwithstanding anything to the contrary contained herein, Landlord shall notify Tenant at the time the Space Plans for the Tenant Improvements are finalized whether Landlord will require Tenant to remove or restore the Tenant Improvements constructed pursuant to the Work Letter at the expiration or earlier termination of this Lease.

13.
Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good operating order and repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance required to be maintained by Landlord or Tenant hereunder pursuant to Section 17, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, give Tenant not less than 10 business days’ advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises during such planned stoppages of Building Systems and shall coordinate in good faith such

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planned stoppages in advance (except in the case of an emergency) with Tenant to minimize interference with Tenant’s operations in the laboratory portions of the Premises. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.
14.
Tenant’s Repairs. Subject to the terms of Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 30 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 30 business days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost (provided that such unavailability of insurance proceeds is not the result of Landlord’s failure to maintain the insurance policies required to be maintained by Landlord under Section 17) of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party.
15.
Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 business days after Tenant receives notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.
16.
Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of use or occupancy of the Premises or the Project by Tenant or any Tenant Parties (including, without limitation, any act, omission or neglect by Tenant or any Tenant’s Parties in or about the Premises or at the Project) or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord Indemnified Parties. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.

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Subject to all of the other provisions of this Lease including, without limitation, the waivers provided in Sections 17 and 36, Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all third party Claims for injury or death to persons or damage to property occurring at the Project (outside of the Premises) caused by Landlord’s willful misconduct or gross negligence, except to the extent caused by the willful misconduct or negligence of Tenant or its employees or agents.

17.
Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $5,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $5,000,000 per occurrence/$5,000,000 aggregate for bodily injury and property damage with respect to the Premises. Liability limits can be satisfied through a combination of primary and excess policies. The commercial general liability insurance maintained by Tenant shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities, joint venture partners and lease signators (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits). Tenant shall provide Landlord with 30 days advance written notice of cancellation of such commercial general liability policy. Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured shall be delivered to Landlord by Tenant (i) concurrent with Tenant’s delivery to Landlord of a copy of this Lease executed by Tenant, and (ii) prior to each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their

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respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18.
Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 10 days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Tenant may by written notice to Landlord delivered within 10 days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord

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provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. In the event that no Hazardous Material Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.
Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment materially interfere with or impair Landlord’s ownership or operation of the Project, or would in the reasonable judgment of Landlord and Tenant either prevent or materially interfere with Tenant’s use of the Premises (as resolved, if the parties are unable to agree, by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association), then upon written notice by Landlord or Tenant to the other this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.
20.
Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:
(a)
Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 days of any such notice not more than twice in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.
(b)
Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.
(c)
Abandonment. Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, (i) Tenant completes Tenant’s obligations under the Decommissioning and HazMat Closure Plan in compliance with Section 28, (ii) Tenant has obtained the release of the Premises of all Hazardous Materials Clearances and the Premises are free from any residual impact from

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the Tenant HazMat Operations and provides reasonably detailed documentation to Landlord confirming such matters, (iii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iv) Tenant continues during the balance of the Term to satisfy and perform all of Tenant’s obligations under this Lease as they come due.
(d)
Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.
(e)
Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within the time period required pursuant to Section 15 of this Lease.
(f)
Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
(g)
Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.
(h)
Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that, upon request by Landlord from time to time, Tenant shall provide Landlord with detailed written status reports regarding the status of such cure and the actions being taken by Tenant. Notwithstanding the foregoing, if such cure affects any other tenant(s) of the Building or the Project, then such cure must be completed as soon as reasonably possible after the date of Landlord’s notice.

21.
Landlord’s Remedies.
(a)
Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.
(a)
Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be

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extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
(b)
Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever (except as otherwise expressly provided in Section 21(c)(v) with respect to Landlord’s Lump Sum Election). No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.
(i)
This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all rights of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 21(c) provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, subject to Section 21(c)(ii) from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.
(ii)
Landlord shall be deemed to have satisfied any obligation to mitigate its damages by hiring an experienced commercial real estate broker to market the Premises and directing such broker to advertise and show the Premises to prospective tenants.
(iii)
In the event of any termination of this Lease as in this Section 21 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same free of any rights of Tenant, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises.
(iv)
If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of a Default by Tenant, Tenant covenants and agrees forthwith to pay

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and be liable for, on the days originally fixed in this Lease for the payment thereof, amounts equal to the installments of Base Rent and all Additional Rent as they would, under the terms of this Lease become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof, but in the event that the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all of Landlord’s expenses incurred in reletting the Premises (including, without limitation, tenant improvement, demising and remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner: Amounts received by Landlord after reletting, if any, shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery by Landlord no in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered by Landlord, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the Term of this Lease is scheduled to expire according to its terms.

Actions, proceedings or suits for the recovery of damages, whether liquidated or other damages, under this Lease, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

(v)
In addition, Landlord, at its election, notwithstanding any other provision of this Lease, by written notice to Tenant (the “Lump Sum Election”), shall be entitled to recover from Tenant, as and for liquidated damages, at any time following any termination of this Lease, a lump sum payment representing, at the time of Landlord’s written notice of its Lump Sum Election, the sum of:
(A)
the then present value (calculated in accordance with accepted financial practice using as the discount rate the yield to maturity on United States Treasury Notes as set forth below) of the amount of unpaid Base Rent and Additional Rent that would have been payable pursuant to this Lease for the remainder of the Term following Landlord’s Lump Sum Election if this Lease had not been terminated, and
(B)
all other damages and expenses (including attorneys’ fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less
(C)
the then present value (calculated in accordance with accepted financial practice using as the discount rate the yield to maturity on United States Treasury Notes as set forth below) of the aggregate net fair market rent plus additional charges payable for the Premises (if less than the then present value of Base Rent and Additional Rent that would have been payable pursuant to this Lease) for the remainder of the Term following Landlord’s Lump Sum Election, calculated as of the date of Landlord’s Lump Sum Election, and taking into account reasonable estimates of the future costs to relet any then vacant portions of the Premises (except to the extent that Tenant has actually paid such costs pursuant to this Section 21) in order to calculate the net rental revenue that Landlord may expect to obtain for the Premises for the balance of the Term.

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Landlord’s recovery under its Lump Sum Election shall be in addition to Tenant’s obligations to pay Base Rent and Additional Rent due and costs incurred prior to the date of Landlord’s Lump Sum Election, and in lieu of any Base Rent and Additional Rent which would otherwise have been due under this Section from and after the date of Landlord’s Lump Sum Election. The yield to maturity on United States Treasury Notes having a maturity date that is nearest the date that would have been the last day of the Term of this Lease, as reported in the Wall Street Journal or a comparable publication if it ceases to publish such yields, shall be used in calculating present values for purposes of Landlord’s Lump Sum Election. For the purposes of this Section, if Landlord makes the Lump Sum Election to recover liquidated damages in accordance with this Section, the total Additional Rent shall be computed based upon Landlord’s reasonable estimate of Tenant’s Share of Operating Expenses and other Additional Rent for each 12-month period in what would have been the remainder of the Term of this Lease and any part thereof at the end of such remainder of the Term, but in no event less than the amounts therefor payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have elapsed since the date hereof, the partial year) immediately preceding the date of Landlord’s Lump Sum Election. Amounts of Tenant’s Share of Operating Expenses and any other Additional Rent for any partial year at the beginning of the Term or at the end of what would have been the remainder of the Term shall be prorated.

(vi)
Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law, whether such amount shall be greater or less than the excess referred to above.
(vii)
Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.
(viii)
If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.
(ix)
If Tenant shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that Tenant was in default, Tenant shall pay to Landlord all reasonable, out of pocket fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including reasonable attorneys’ fees and expenses.
(x)
If default by Tenant shall occur in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and with only such notice, if any, as may be practicable under the circumstances in the case of an emergency or in case such default will result in a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Premises or the Project not discharged, released or bonded over to Landlord’s satisfaction by Tenant within the time period required pursuant to Section 15 of this Lease, and (b) in any other case if such default continues after any applicable notice and cure period provided in Section 20. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 10 days after demand.

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(xi)
Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d).
(xii)
In the event that Tenant is in breach or Default under this Lease, whether or not Landlord exercises its right to terminate or any other remedy, Tenant shall reimburse Landlord upon demand for any out of pocket costs and expenses that Landlord may incur in connection with any such breach or Default, as provided in this Section 21(c). Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, reasonable legal fees and costs Landlord shall incur if Landlord shall become or be made a party to any claim or action instituted by Tenant against any third party, by any third party against Tenant or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant.

Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressly so made in writing by Landlord expressly waiving such provision. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

22.
Assignment and Subletting.
(a)
General Prohibition. Without Landlord’s prior written consent (which shall be granted or withheld pursuant to the terms Section 22(b) below) subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, any public offering of shares or other ownership interest in Tenant shall not be deemed an assignment. Notwithstanding the foregoing, any public offering of shares or other ownership interest in Tenant shall not be deemed an assignment.
(b)
Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 60 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent (provided that Landlord shall

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further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), (ii) refuse such consent, in its reasonable discretion; or (iii) with respect to any proposed assignment or transfer of this Lease, or with respect to any proposed subletting for substantially the remainder of the Term of more than 50% of the Premises, terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (7) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (8) the proposed assignee or subtenant is an entity with whom Landlord is negotiating to lease space in the Project; or (9) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to Three Thousand Dollars ($3,000) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Tenant and any assignee or sublessee shall execute a reasonable form of acknowledgment of assignment or sublease, as applicable, reasonably acceptable to Landlord. In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Tenant as of (A) the Commencement Date, or (B) as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.” Notwithstanding anything to the contrary contained herein, in no event shall Landlord have the right to exercise an Assignment Termination in connection with a Permitted Assignment.
(c)
Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:
(i)
that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and

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assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and
(ii)
A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.
(d)
No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Except in connection with a Permitted Assignment, if the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of Base Rent and Operating Expenses payable under this Lease with respect to the applicable portion of the Premises after deducting the reasonable and customary brokerage fees/commissions, legal costs and the cost of design and construction of improvements directly related to and required pursuant to the terms of any such sublease (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.
(e)
No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.
(f)
Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or

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sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.
23.
Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within 5 days after Tenant’s receipt of a second written notice from Landlord shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.
24.
Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
25.
Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.
26.
Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project of which Tenant has been provided written notice. Such rules and regulations may include, without limitation, rules and regulations relating to the use of the Project Amenities and/or rules and regulations which are intended to encourage social distancing, promote and protect health and physical well-being within the Building and the Project and/or intended to limit the spread of Infectious Conditions. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.
27.
Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust. As of the date of this Lease, there is no existing Mortgage encumbering the Project.

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Upon written request from Tenant, Landlord agrees to use reasonable efforts to cause the Holder of any future Mortgage to enter into a subordination, non-disturbance and attornment agreement (“SNDA”) with Tenant with respect to this Lease. The SNDA shall be on the form proscribed by the Holder and Tenant shall pay the Holder’s fees and costs in connection with obtaining such SNDA; provided, however, that Landlord shall request that Holder make any reasonable changes to the SNDA requested by Tenant. Landlord’s failure to cause the Holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) despite such efforts shall not be a default by Landlord under this Lease.

28.
Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in substantially the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than Landlord or any Landlord’s employees, agents and contractors (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises or such earlier date as Tenant may elect to cease operations at the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Decommissioning and HazMat Closure Plan”). Such Decommissioning and HazMat Closure Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Decommissioning and HazMat Closure Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Decommissioning and HazMat Closure Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Decommissioning and HazMat Closure Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Decommissioning and HazMat Closure Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Decommissioning and HazMat Closure Plan approved by Landlord, or if Tenant shall fail to complete the approved Decommissioning and HazMat Closure Plan, or if such Decommissioning and HazMat Closure Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

At the expiration or earlier termination of the Term, Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at

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Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.
Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
30.
Environmental Requirements.
(a)
Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Premises immediately prior to the Commencement Date, or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove to Landlord’s reasonable satisfaction migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

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(b)
Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Upon Landlord’s request, or any time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with Tenant’s use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials List. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Decommissioning and HazMat Closure Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.
(c)
Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.
(d)
Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Such annual testing shall be at Landlord’s sole cost and expense and excluded from Operating Expenses; provided, however, Tenant shall be required to pay the cost of such annual test of the Premises if there is violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and

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subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.
(e)
Control Areas. Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building code, for chemical use or storage. As used in the preceding sentence, Tenant’s pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%. Notwithstanding the foregoing, subject to Landlord’s review and approval of plans and specifications thereof (which approval shall not be unreasonably withheld, conditioned or delayed) and Tenant’s operation thereof in compliance with all Legal Requirements, in the event the Premises includes areas separate from such control areas which are classified as High Hazard 3 under the International Building Code or International Fire Code (“H-3 Areas”), any amounts of Hazardous Materials used or stored by Tenant in such H-3 Areas shall be in addition to the maximum amount of Hazardous Materials which Tenant may store in such control areas described herein.
(f)
Storage Tanks. If storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks. Notwithstanding anything to the contrary contained herein, Tenant shall have no right to use or install any underground storage tanks at the Project.
(g)
Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Decommissioning and HazMat Closure Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.
(h)
Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

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31.
Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary so long as Landlord has commenced such performance within such 30 day period and has diligently and consistently proceeded with such performance). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default or to diligently prosecute such cure as provided above, Tenant may commence and prosecute such cure to completion provided that it does not affect any Building Systems affecting other tenants, materially, adversely affect Building structure or Common Areas, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter; provided, however, Landlord’s obligations with respect to the Security Deposit shall survive until Landlord has either returned same to Tenant or transferred such Security Deposit to Landlord’s successor in interest. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.
Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 18 months of the Term, to prospective tenants or for any other business purpose. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s

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access rights hereunder. Landlord shall use reasonable efforts to comply with Tenant’s reasonable security, confidentiality and safety requirements with respect to entering restricted portions of the Premises; provided, however, that Tenant has notified Landlord of such security, confidentiality and safety requirements reasonably prior to Landlord’s entry into the Premises and provided further that in no event shall Tenant bar or prohibit access by Landlord and its employees, agents and contractors for the performance of the obligations of Landlord or the exercise of the rights of Landlord under this Lease.

Notwithstanding the foregoing, Tenant shall have the right to designate (on plans provided by Tenant to Landlord, which may be reasonably updated by Tenant from time to time upon notice to Landlord) certain areas of the Premises as limited access areas required to protect the health of persons or security of confidential and proprietary information (“Limited Access Areas”), which Limited Access Areas shall not be entered into by Landlord or Landlord’s representatives without a Tenant representative, except in the case of an emergency. Notwithstanding anything to the contrary contained in this Lease, Landlord shall only enter such Limited Access Areas to perform maintenance and repairs (i) for which Landlord is responsible under this Lease, or (ii) in response to specific requests by Tenant, which requests remain subject to Landlord’s approval.

33.
Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

Subject to the terms of this Lease including, without limitation, Section 12, Tenant, at Tenant’s sole cost and expense, shall have the right to install and maintain within the Premises such security and safety equipment, including, without limitation, electronic access gates, camera surveillance and other security devices (collectively, “Tenant’s Security System”), subject to the following conditions: (i) Tenant’s plans and specifications for the proposed Tenant’s Security System shall be subject to Landlord’s prior written approval, which approval will not be unreasonably withheld; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System may be compatible with the Building’s master systems and equipment; (ii) Landlord shall be provided with keys, codes and/or access cards, as applicable, and means of immediate access to fully exercise all of its entry rights under this Lease with respect to the Premises; and (iii) Tenant shall keep Tenant’s Security System in good operating condition and repair and Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System. Notwithstanding anything to the contrary, neither Landlord nor any Landlord Indemnified Parties shall be directly or indirectly liable to Tenant, any Tenant Parties or any other person and Tenant hereby waives any and all claims against and releases Landlord and the Landlord Indemnified Parties from any and all claims arising as a consequence of or related to Tenant’s Security System, or the failure thereof.

34.
Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national epidemic or pandemic, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their reasonable control (“Force Majeure”).
35.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker

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brought about this transaction, other than Cushman & Wakefield and Newmark Knight Frank. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Cushman & Wakefield and Newmark Knight Frank, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Landlord shall be responsible for all commissions due to Cushman & Wakefield and Newmark Knight Frank arising out of the execution of this Lease in accordance with the terms of a separate written agreement between each of Cushman & Wakefield and Newmark Knight Frank and Landlord.
36.
Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

Tenant acknowledges and agrees that measures and/or services implemented at the Project, if any, intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, may not prevent the spread of such Infectious Conditions. Neither Landlord nor any Landlord Indemnified Parties shall have any liability and Tenant waives any claims against Landlord and the Landlord Indemnified Parties with respect to any loss, damage or injury in connection with (x) the implementation, or failure of Landlord or any Landlord Indemnified Parties to implement, any measures and/or services at the Project intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, or (y) the failure of any measures and/or services implemented at the Project, if any, to limit the spread of any Infectious Conditions.

37.
Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.
38.
Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s reasonable discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal

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property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Suite entry signage shall be inscribed, painted or affixed for Tenant by Landlord and shall be of a size, color and type reasonably acceptable to Landlord. The cost of such suite entry signage shall be payable out of the TI Fund. Landlord shall include Tenant’s name and suite numbers on the main Building lobby directory. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Building lobby directory shall be provided exclusively for the display of the name and location of tenants.

Tenant shall also have the non-exclusive right to display a sign bearing Tenant’s name and/or logo on the monument sign serving the Building in a location designated by Landlord (the “Monument Sign”). Tenant shall be entitled to its pro-rata share of available space on the Monument Sign, and so long as the Premises consists of the largest area within the Building leased by a single tenant, Tenant shall have the right to have its name and/or logo on the top of such Monument Sign (or such other location on such Monument Sign as Tenant wishes). Notwithstanding the foregoing, Tenant acknowledges and agrees that Tenant’s signage on the Monument Sign including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements. Tenant shall be responsible, at Tenant’s sole cost and expense, for the fabrication, installation and maintenance of Tenant’s signage on the Monument Sign, replacements during the Term (if required) of Tenant’s signage on the Monument Sign, the removal of the Tenant’s signage from Monument Sign at the expiration or earlier termination of the Term and for the repair of all damage resulting from such removal; provided, however, that a portion of the TI Allowance may be allocated toward the cost of the fabrication and installation of Tenant’s initial signage on the Monument Sign.

Tenant shall also have the non-exclusive right to display a sign bearing Tenant’s name and/or logo using Tenant’s standard colors and lettering on the exterior of the Building outside the Premises in the location specified on Exhibit G (the “Tenant’s Exterior Sign”), provided, however, if any time during the Term the Premises consists of the entire rentable area of the Building, such right to a sign on the exterior of the Building shall be exclusive to Tenant. Notwithstanding the foregoing, Tenant acknowledges and agrees that Tenant’s Exterior Sign including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements. Tenant shall be responsible, at Tenant’s sole cost and expense, for the fabrication, installation and maintenance of Tenant’s Exterior Sign, replacements during the Term (if required) of Tenant’s Exterior Sign, the removal of the Tenant’s Exterior Sign at the expiration or earlier termination of the Term and for the repair of all damage resulting from such removal; provided, however, that a portion of the TI Allowance may be allocated toward the cost of the fabrication and installation of the initial Tenant’s Exterior Sign.

39.
Premises Expansion. To the extent that all or any portion of the Building not initially included as part of the Premises (each such space, “Must-Take Premises”) becomes available on or before the expiration of the 24th calendar month after the Commencement Date, for Landlord’s commencement of construction of the Must-Take Premises Improvements (as defined below) (the “Must-Take Outside Date”), Landlord shall provide Tenant with written notice thereof, which notice shall include the target Must-Take Premises Commencement Date with respect to the Must-Take Premises identified in such notice (each, a “Target Must-Take Premises Commencement Date”), and, thereafter, (a) the then-existing Premises shall be expanded to include the available Must-Take Premises on the earlier of (i) the date that Landlord delivers such Must-Take Premises with the Must-Take Premises Improvements substantially completed, or (ii) the date that Landlord could have delivered such Must-Take Premises with Must-Take Premises Improvements substantially completed but for delays caused by Tenant (each, a “Must-Take Premises Commencement Date”), provided, however, in no event shall the Must-Take Premises Commencement Date occur prior to the Commencement Date, without Tenant’s prior written approval, which approval may be granted or withheld in its sole and absolute discretion, (b) commencing on the Must-Take Premises Commencement Date with respect to the applicable Must-Take Premises,

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Tenant shall commence paying Base Rent with respect to such Must-Take Premises at the same per rentable square foot rate of Base Rent payable with respect to the original Premises, subject to adjustment pursuant to Section 4(a), (c) commencing on the Must-Take Premises Commencement Date, Tenant shall commence paying Tenant’s Share of Operating Expenses with respect to the applicable Must-Take Premises, (d) commencing on the applicable Must-Take Premises Commencement Date, Tenant shall pay the cost of Utilities provided to the applicable Must-Take Premises, (e) the Base Term of the Lease with respect to the each Must-Take Premises shall be coterminous with the Base Term of the Lease for the original Premises, (f) Landlord and Tenant shall work in good faith to develop and agree upon plans and specifications and a schedule for construction and completion of the Must-Take Premises Improvements, and, thereafter pursuant to the terms of a work letter in substantially the same form as the Work Letter (not including the construction schedule, the Landlord/Tenant Matrix or the Additional Tenant Improvement Allowance) (“Must-Take Premises Work Letter”), Landlord shall construct fixed and permanent improvements in the applicable Must-Take Premises (“Must-Take Premises Improvements”), provided, however, in the event the construction of the Must-Take Premises Improvements is scheduled to occur after the Commencement Date, Tenant may elect to perform the Must-Take Premises Improvements, and (g) Landlord shall provide an allowance of $250.00 per rentable square foot of the applicable Must-Take Premises for the design and construction of the Must-Take Premises Improvements and Tenant shall be responsible for any costs of the Must-Take Improvements in excess of such allowance. This Lease shall be amended to reflect the addition of each applicable Must-Take Premises, if any, to the definitions of “Premises” and “Rentable Area of Premises” and to appropriately adjust the amount set forth in the definition of “Tenant’s Share of Operating Expenses,” and to include a Must-Take Premises Work Letter for the applicable Must-Take Premises. Following the Must-Take Outside Date, any remaining portion of the Building which has not been delivered to Tenant pursuant to this Section 39 shall be subject to the Right of First Offer set forth in Section 40 below. Notwithstanding the foregoing, in the event Landlord notifies Tenant in writing that a portion of the Must-Take Premises will be available prior to the Must-Take Outside Date, Tenant has not elected to perform the Must-Take Improvements, and the Must-Take Premises Commencement Date with respect to the identified Must-Take Premises has not occurred within 90 days of the applicable Target Must-Take Premises Commencement Date Base Rent (each, a “Must-Take Abatement Date”), then Base Rent payable with respect to identified Must-Take Premises only shall be abated 1 day for each day after the applicable Must-Take Abatement Date that Landlord fails to deliver the identified Must-Take Premises to Tenant. If Tenant has not elected to perform the Must-Take Improvements and the Must-Take Premises Commencement Date has not occurred within 180 days of the Must-Take Outside Date for any reason other than Force Majeure and Tenant Delays, this Lease with respect to the identified Must-Take Premises only may be terminated by Tenant by written notice to Landlord, and if so terminated neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease; provided, however that Tenant shall continue to have the expansion rights granted pursuant to Section 40 below (Right of First Offer) with respect to such identified Must-Take Space.
40.
Right of First Offer.
(a)
Expansion in the Building. Tenant shall have an on-going right during the Base Term, but not the obligation, subject to the terms of this Section 40(a), to expand the Premises (the “Right of First Offer”) to include the ROFO Space upon the terms and conditions in this Section 40. For purposes of this Section 40(a), “ROFO Space” shall mean any remaining portion of the Building which was not previously delivered to Tenant as Must-Take Premises pursuant to Section 39, which is not occupied by a tenant or which is occupied by a then-existing tenant whose lease is expiring within 9 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space. Each time that all or a portion of the ROFO Space will become available, Landlord shall, at such time as Landlord shall elect so long as Tenant’s rights hereunder are preserved, deliver to Tenant written notice (the “ROFO Notice”) of the availability of such ROFO Space, together with the terms and conditions on which Landlord is prepared to lease Tenant such ROFO Space; provided that Base Rent for the ROFO Space shall be at the Market Rate (as defined in Section 41(a) below). Tenant shall be required to exercise its right under this Section 40(a) with respect to all of the ROFO Space described in the ROFO Notice (the “Identified ROFO Space”). If, as of the proposed commencement date of this Lease with respect to the Identified ROFO Space (the “ROFO Space Commencement Date”), not less than 24 months remain on the Base

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Term with respect to the then-existing Premises (the “ROFO Space Minimum Term”), then the base term of this Lease with respect to the Identified ROFO Space shall be co-terminous with the Base Term of this Lease with respect to the then-existing Premises. To the extent that the remaining Base Term of the Lease as of the ROFO Space Commencement Date would be less than the ROFO Space Minimum Term, then Tenant shall be required to exercise its first Extension Right (as defined in Section 41(a)) concurrent with Tenant’s delivery to Landlord of its Exercise Notice. Tenant shall have 10 days following receipt of the ROFO Notice to deliver to Landlord written notification of Tenant’s exercise of its Right of First Offer with respect to the Identified ROFO Space (“Exercise Notice”). If Landlord and Tenant are unable to agree on the Market Rate for the Identified ROFO Space after negotiating in good faith within 10 days after Tenant’s delivery of an Exercise Notice, the Market Rate will be determined through arbitration in accordance with Section 41(b) below. If Tenant does not deliver an Exercise Notice to Landlord within such 10-day period, then Tenant shall be deemed to have waived its rights under this Section 40(a) to lease the Identified ROFO Space, and Landlord shall have the right to lease the Identified ROFO Space to any third party on any terms and conditions acceptable to Landlord; provided, that if Landlord fails to enter into a lease for the Identified ROFO Space within 12 months after the date of the ROFO Notice and such Identified ROFO Space is still available to lease, then Tenant’s Right of First Offer with respect to the Identified ROFO Space shall be restored and Landlord shall deliver to Tenant a new ROFO Notice with respect to such Identified ROFO Space. Furthermore, for avoidance of doubt, Tenant’s Right of First Offer is an on-going right during the Base Term and whenever ROFO Space next becomes available, Landlord shall offer, subject to the terms of this Section 40(a), such space to Tenant as set forth above.
(b)
Amended Lease. If: (i) Tenant fails to timely deliver an Exercise Notice, or (ii) after the expiration of a period of 15 days after Landlord’s delivery to Tenant of a lease amendment for Tenant’s lease of the Identified ROFO Space, no lease amendment for the Identified ROFO Space acceptable to both parties each in their reasonable discretion after using diligent good faith efforts negotiate the same, has been executed, Tenant shall, notwithstanding anything to the contrary contained herein, be deemed to have rescinded its Exercise Notice, and Landlord shall have the right to lease the Identified ROFO Space to any third party on any terms and conditions acceptable to Landlord, subject to the penultimate sentence of Section 40(a) above.
(c)
Exceptions. Notwithstanding the above, the Right of First Offer shall, at Landlord’s option, not be in effect and may not be exercised by Tenant:
(i)
during any period of time that Tenant is in Default under any provision of this Lease;
(ii)
during any period of time that Tenant or any entity which is controlled by, is under common control with, or which controls Tenant (an “Affiliate”) is not occupying at least 75% of the Premises; or
(iii)
if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Right of First Offer.
(d)
Termination. The Right of First Offer shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Right of First Offer, if, after such exercise, but prior to the commencement date of the lease of such Identified ROFO Space, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Right of First Offer to the date of the commencement of the lease of the Identified ROFO Space, whether or not such Defaults are cured.
(e)
Rights Personal. The Right of First Offer is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

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(f)
No Extensions. The period of time within which the Right of First Offer may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Rights.
41.
Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:
(a)
Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 60 months each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 12 months prior, and no earlier than 15 months prior, to the expiration of the Base Term of this Lease or the expiration of any prior Extension Term.

Upon the commencement of either Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height in Class A laboratory/office buildings in the Waltham and Lexington markets for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, views, available amenities (including, without limitation, the Project Amenities and the Reservoir Woods Amenities (as defined in Section 42 below)), age of the Building, age of mechanical systems serving the Premises, parking costs, leasing commissions, allowances or concessions, if any. Notwithstanding the foregoing, the Market Rate shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of such Extension Term.

If, by the date which is 270 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 41(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 41(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of this Lease for the Extension Term.

(b)
Arbitration.
(i)
Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

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(ii)
The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.
(iii)
An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Boston metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Boston metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.
(c)
Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.
(d)
Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights:
(i)
during any period of time that Tenant is in Default under any provision of this Lease; or
(ii)
during any period of time that Tenant or an Affiliate is not occupying at least 75% of the Premises; or
(iii)
if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.
(e)
No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.
(f)
Termination. The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.
42.
Reservoir Woods Amenities.
(a)
Generally. Subject to the provisions of this Section 42, ARE-MA Region No. 82, LLC, a Delaware limited liability company (“Reservoir Woods Landlord”), an affiliate of Landlord, may construct certain common amenities at the property owned by Reservoir Woods Landlord commonly located at 40 and 50-60 Sylvan Road, Waltham, Massachusetts (the “Reservoir Woods Project”), which may including

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shared conferencing facilities (“Shared Conference Facilities”), a fitness center and/or a restaurant (collectively, the “Reservoir Woods Amenities”) for non-exclusive use by tenants of (i) the Reservoir Woods Project, (ii) tenants of the Project, (iii) other affiliates of Landlord, Reservoir Woods Landlord and Alexandria Real Estate Equities, Inc. (“ARE”), and (iv) any other parties permitted by Reservoir Woods Landlord (collectively, “Users”). Landlord, Reservoir Woods Landlord, ARE, and all affiliates of Landlord, Reservoir Woods Landlord and ARE may be referred to collectively herein as the “ARE Parties.” Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that Reservoir Woods Landlord shall have the right, at the sole discretion of Reservoir Woods Landlord, to construct any Reservoir Woods Amenities desired by Reservoir Woods Landlord at the Reservoir Woods Project but not make all or a portion of such Reservoir Woods Amenities available for use by some or all currently contemplated Users. Reservoir Woods Landlord shall have the sole right to determine all matters related to the Reservoir Woods Amenities including, without limitation, relating to the type, design and construction thereof. Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the development of any of the Reservoir Woods Amenities and that Tenant is not entering into this Lease relying on the construction and completion of the Reservoir Woods Amenities or with an expectation that the Reservoir Woods Amenities will ever be constructed and/or made available to Tenant.
(b)
License. Commencing on the date that all or a portion of the Reservoir Woods Amenities are made available for use by Users (the “Amenities Commencement Date”), and so long as the Reservoir Woods Project and the Project continue to be owned by affiliates of ARE, Tenant shall have the non-exclusive right to the use of the available Reservoir Woods Amenities in common with other Users pursuant to the terms of this Section 42. To the extent that the Reservoir Woods Amenities include a fitness center, fitness center passes shall be issued to Tenant for all full-time employees of Tenant employed at the Premises. Notwithstanding the foregoing, at any time after the date which is 24 months after the Amenities Commencement Date, Tenant may elect to opt out of its use of the Reservoir Woods Amenities by providing Landlord with written notice thereof, whereupon Tenant’s right to use such Reservoir Woods Amenities shall cease and Tenant shall have no further obligation to pay the Amenities Fee (defined below). Once Tenant has elected to opt out of using the Reservoir Woods Amenities, Tenant’s decision shall be final and Tenant shall not be permitted to opt back into using the Reservoir Woods Amenities. Tenant acknowledges that Order No. 35374 issued by the City of Waltham on December 27, 2021, requires Landlord to prepare a TDMP affecting the Project which must include Tenant being provided with cafeteria/food services on-site. The Reservoir Woods Amenities would satisfy this requirement. If Tenant opts out of using the Reservoir Woods Amenities, Tenant will need to separately provide food services on-site to its employees.
(c)
Amenities Fee. If Tenant delivers written notice of its desire to use the Reservoir Woods Amenities, Landlord shall, within 30 days after Landlord’s receipt of such notice, deliver written notice to Tenant of the fee payable for the use of the Reservoir Woods Amenities, including any escalations during the Term (the “Amenities Fee”). If Tenant thereafter elects, in its sole discretion, by delivery of written notice to Landlord, to use any or all of the Reservoir Woods Amenities, then, commencing on the later of the Amenities Commencement Date or the date that such Reservoir Woods Amenities are made available for Tenant’s use (the “Amenities Fee Commencement Date”), Tenant shall be required to pay the Amenities Fee to Landlord on the first day of each month during the Term thereafter.
(d)
Shared Conference Facilities. Use by Tenant of the Shared Conference Facilities shall be in common with other users with scheduling procedures reasonably determined by Reservoir Woods Landlord or Reservoir Woods Landlord’s then designated event operator (“Conferencing Operator”). Tenant’s use of the Shared Conference Facilities shall be subject to the payment by Tenant of a fee, which shall be payable as directed by Reservoir Woods Landlord to either Reservoir Woods Landlord or Conferencing Operator, equal to the quoted rates for the usage of the Shared Conference Facilities in effect at the time of Tenant’s scheduling.
(e)
Rules and Regulations. Tenant shall be solely responsible for paying the cost of any and all ancillary services (e.g., audio visual equipment) provided to Tenant, and the cost of any and all goods and services provided to Tenant by any food services operators and/or any third party vendors at the Reservoir Woods Project. Tenant shall use the Reservoir Woods Amenities (including, without limitation, the Shared Conference Facilities) in compliance with all applicable Legal Requirements and any rules and regulations

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imposed by Reservoir Woods Landlord or Landlord from time to time and in a manner that will not interfere with the rights of other Users, which rules and regulations shall be enacted and enforced in a non-discriminatory manner and may include, (i) the required use by Users of one or more food and beverage operators designated by Reservoir Woods Landlord, (ii) usage of and compliance with reservations systems governing the use of Shared Conference Facilities and other facilities, (iii) the payment of additional costs in connection with the after-hours usage of shared conference rooms and other facilities, and (iv) access card entry requirements. The use of the Reservoir Woods Amenities other than the Shared Conference Facilities by employees of Tenant shall be in accordance with the terms and conditions of the standard licenses, indemnification and waiver agreements required by Reservoir Woods Landlord or the operator of the Reservoir Woods Amenities to be executed by all persons wishing to use such Reservoir Woods Amenities. Neither the Reservoir Woods Landlord nor Landlord (nor, if applicable, any other affiliate of Landlord) shall have any liability or obligation for the breach of any rules or regulations by other Users with respect to the Reservoir Woods Amenities. Tenant shall not make any alterations, additions, or improvements of any kind to the Shared Conference Facilities, the Reservoir Woods Amenities or the Reservoir Woods Project.

Tenant acknowledges and agrees that the Reservoir Woods Landlord shall have the right at any time and from time to time to reconfigure, relocate, modify or remove any of the Reservoir Woods Amenities at the Reservoir Woods Project and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Reservoir Woods Amenities.

(f)
Waiver of Liability and Indemnification. Tenant warrants that it will use reasonable care to prevent damage to property and injury to persons while on the Reservoir Woods Project. Tenant waives any claims it or any Tenant Parties may have against any ARE Parties relating to, arising out of or in connection with the Reservoir Woods Amenities and any entry by Tenant and/or any Tenant Parties onto the Reservoir Woods Project, and Tenant releases and exculpates all ARE Parties from any liability relating to, arising out of or in connection with the Reservoir Woods Amenities and any entry by Tenant and/or any Tenant Parties onto the Reservoir Woods Project. Tenant hereby agrees to indemnify, defend, and hold harmless the ARE Parties from any claim of damage to property or injury to persons relating to, arising out of or in connection with (i) the use of the Reservoir Woods Amenities by Tenant or any Tenant Parties, and (ii) any entry by Tenant and/or any Tenant Parties onto the Reservoir Woods Project, except to the extent caused by the negligence or willful misconduct of ARE Parties. The provisions of this Section 42(f) shall survive the expiration or earlier termination of this Lease.
43.
Roof Equipment. As long as Tenant is not in Default under this Lease, Tenant shall have the right at its sole cost and expense, subject to compliance with all Legal Requirements, to install, maintain, and remove on the top of the roof of the Building (based on Tenant’s proportionate share of the space available on the roof) in a location designated by Landlord, one or more satellite dishes, communication antennae, or other equipment (all of which having a diameter and height acceptable to Landlord) for the transmission or reception of communication of signals as Tenant may from time to time desire (collectively, the “Roof Equipment”) on the following terms and conditions:
(a)
Requirements. Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Roof Equipment, (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Roof Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Roof Equipment. Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Roof Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Roof Equipment (A) may damage the structural integrity of the Building, (B) may void, terminate, or invalidate any applicable roof warranty, (C) may interfere with any service provided by Landlord or any tenant of the Building, (D) may reduce the leasable space in the Building, or (E) is not properly screened from the viewing public.

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(b)
No Damage to Roof. If installation of the Roof Equipment requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made to the roof area of the Building in locations acceptable to Landlord and in the manner designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord. If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Roof Equipment such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the same condition it was in before the damage. Landlord shall not charge Tenant Additional Rent for the installation and use of the Roof Equipment. If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Roof Equipment, Tenant shall pay such increase as Additional Rent within ten (10) days after receipt of a reasonably detailed invoice from Landlord. Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Roof Equipment. In no event whatsoever shall the installation, operation, maintenance, or removal of the Roof Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.
(c)
Protection. The installation, operation, and removal of the Roof Equipment shall be at Tenant’s sole risk. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Roof Equipment.
(d)
Removal. At the expiration or earlier termination of this Lease or the discontinuance of the use of the Roof Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Roof Equipment from the Building. Tenant shall leave the portion of the roof where the Roof Equipment was located in good order and repair, reasonable wear and tear excepted. If Tenant does not so remove the Roof Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Roof Equipment and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in such removal and disposal. Tenant agrees that Landlord shall not be liable for any Roof Equipment or related property disposed of or removed by Landlord.
(e)
No Interference. The Roof Equipment shall not interfere with the proper functioning of any telecommunications equipment or devices that have been installed or will be installed by Landlord or for any other tenant or future tenant of the Building. Tenant acknowledges that other tenant(s) may have approval rights over the installation and operation of telecommunications equipment and devices on or about the roof, and that Tenant’s right to install and operate the Roof Equipment is subject and subordinate to the rights of such other tenants. Tenant agrees that any other tenant of the Building that currently has or in the future takes possession of any portion of the Building will be permitted to install such telecommunication equipment that is of a type and frequency that will not cause unreasonable interference to the Roof Equipment.
(f)
Relocation. Landlord shall have the right, at its expense and after 60 days prior notice to Tenant, to relocate the Roof Equipment to another site on the roof of the Building as long as such site reasonably meets Tenant’s sight line and interference requirements and does not unreasonably interfere with Tenant’s use and operation of the Roof Equipment.
(g)
Access. Landlord grants to Tenant the right of ingress and egress on a 24 hour 7 day per week basis to install, operate, and maintain the Roof Equipment. Before receiving access to the roof of the Building, Tenant shall give Landlord at least 24 hours’ advance written or oral notice, except in emergency situations, in which case 2 hours’ advance oral notice shall be given by Tenant. Landlord shall supply Tenant with the name, telephone, and pager numbers of the contact individual(s) responsible for providing access during emergencies.
(h)
Appearance. If permissible by Legal Requirements, the Roof Equipment shall be painted the same color as the Building so as to render the Roof Equipment virtually invisible from ground level.

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(i)
No Assignment. The right of Tenant to use and operate the Roof Equipment shall be personal solely to Intellia Therapeutics, Inc., and, except in connection with an assignment which constitutes a Permitted Assignment or another assignment of this Lease consented to by Landlord, (i) no other person or entity shall have any right to use or operate the Roof Equipment, and (ii) Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Roof Equipment or the use and operation thereof.
44.
Miscellaneous.
(a)
Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
(b)
Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.
(c)
Financial Information. Tenant shall furnish to Landlord true and complete copies of (i) upon Landlord’s written request on an annual basis, Tenant’s most recent audited annual financial statements, provided, however, that Tenant shall not be required to deliver to Landlord such annual financial statements for any particular year sooner than the date that is 90 days after the end of each of Tenant’s fiscal years during the Term, (ii) upon Landlord’s written request on a quarterly basis, Tenant’s most recent unaudited quarterly financial statements; provided, however, that Tenant shall not be required to deliver to Landlord such quarterly financial statements for any particular quarter sooner that the date that is 45 days after the end of each of Tenant’s fiscal quarters during the Term, (iii) upon Landlord’s written request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) upon Landlord’s written request from time to time, corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) upon Landlord’s written request from time to time, any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Notwithstanding anything to the contrary contained in this Lease, Landlord’s written request for financial information pursuant to this Section 44(c) may delivered to Tenant via email. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 44(c) shall not apply.
(d)
Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Notwithstanding the foregoing, upon Tenant’s request and at Tenant’s sole cost and expense, Landlord shall execute and notarize a memorandum of lease prepared by Tenant which memorandum shall contain only the following information and any other additional information that may be required by applicable law: (i) the names of the parties to this Lease, (ii) description of the Premises and the Project, (iii) the Term (including the Extension Right, and (iv) the Right of First Offer. Tenant shall file such memorandum of lease, at Tenant’s sole cost. If Tenant fails, after written request from Landlord, to record a termination of the memorandum on the expiration or earlier termination of this Lease, Tenant shall be responsible for any damages suffered by Landlord (from any cause including, without limitation, resulting from any indemnities or certifications which may be made by Landlord in favor of third parties). The provisions of this Section 44(d) shall survive the expiration or earlier termination of this Lease. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.
(e)
Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit

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or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
(f)
Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
(g)
Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
(h)
Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
(i)
Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.
(j)
OFAC. Landlord and Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
(k)
Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
(l)
Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.
(m)
No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.
(n)
Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses.

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In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.
(o)
Shuttle Services. Landlord and affiliates of Landlord plan to provide a campus shuttle service for the Project and other buildings in the vicinity of the Project that are owned by affiliates of Landlord (the “Shuttle Service”); provided, however, that neither Landlord nor any affiliate of Landlord shall be obligated to provide the Shuttle Service (or, once the Shuttle Service has commenced, to continue providing the Shuttle Service for any specific period of time) or to cause the Shuttle Service to follow any specific route, make any specific stops, or adhere to any specific schedule or hours of operation. If Landlord and affiliates of Landlord actually commence operation of the Shuttle Service, (i) Landlord shall give Tenant written notice of the date such operation will commence (“Shuttle Services Commencement Date”) and the planned route, stops, schedule, and hours of operation, (ii) Landlord shall permit Tenant’s employees actually employed at the Project to use the Shuttle Service, and (iii) regardless of whether Tenant’s employees use the Shuttle Services, commencing on later to occur of (x) the Shuttle Services Commencement Date, or the Commencement Date, through the earlier of the expiration of the Term or the date that Landlord permanently ceases to provide Shuttle Service, Operating Expenses shall include the cost of provision the Shuttle Service (the “Shuttle Service Costs”). Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the commencement or continued availability of the Shuttle Service and that Tenant is not entering into this Lease with an expectation that the Shuttle Service shall commence or continue to be available to Tenant throughout the Term. Notwithstanding the foregoing, at any time during which Tenant is leasing all of the rentable square footage of the Building, Tenant may elect to opt out of its use of the Shuttle Service by providing Landlord with written notice thereof, whereupon Tenant’s right to use the Shuttle Service shall cease and Tenant shall have no further obligation to pay the Shuttle Service Costs. Once Tenant has elected to opt out of using the Shuttle Service, Tenant’s decision shall be final and Tenant shall not be permitted to opt back into using the Shuttle Service.
(p)
Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
(q)
Prevailing Party’s Fees. In the event that either party should bring suit or commence any suit or proceeding related to this Lease, then all reasonable costs and expenses, including reasonable attorneys’ fees and expert fees, incurred by the prevailing party relating to such legal action shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

INTELLIA THERAPEUTICS, INC.,

a Delaware corporation

By:

Name:

Its:

□ I hereby certify that the signature, name, and title above are my signature, name and title

LANDLORD:

ARE-WINTER STREET PROPERTY, LLC,

a Delaware limited liability company

By: ARE-Winter Street Holdings, LLC,

a Delaware limited liability company,

managing member

By: ARE-MA Region No. 85 JV, LLC,

a Delaware limited liability company,

managing member

By: ARE-Special Services, LLC,

a Delaware limited liability company,

managing member

By: Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,
managing member

By: ARE-QRS Corp.,
a Maryland corporation,

general partner

By:

Name:

Its:

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EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

ELEC
MFG MECH
LOBBY
BLDG MGMT
EL
UTILITIES

840 Winter Street
Suite 100
First Floor

Premises

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OPEN TO BELOW
OPEN TO BELOW
OPEN TO BELOW
MFG MECH
EL
OPEN TO BELOW
IDF
EL
OPEN TO BELOW
MAIN LOBBY
Premises

840 Winter Street
Suite 201
Second Floor

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OPEN TO BELOW

840 Winter Street
Suite 301
Third Floor

Premises

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EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

Parcels of registered and recorded land and with any buildings thereon situated 840 Winter Street, Waltham, Middlesex County (Southern District), Massachusetts, all more particularly described as follows:

PARCEL 1: (Registered)

Lot 5 as shown on Land Court Plan 30618-D.

PARCEL 2: (Registered)

Lot 6 as shown on Land Court Plan 30618-D.

PARCEL 3: (Recorded)

Lot A as shown on Plan entitled, "Plan of Land in Waltham, Massachusetts showing land owned by The City of Cambridge to be conveyed to Polaroid Corporation", prepared by Martinage Engineering Associates, Inc., dated July 17, 1995 and recorded with the Middlesex South District Registry of Deeds in Book 26678, Page 39, Plan No. 962 of 1996, said Lot A is further bounded and described as follows:

Beginning at the Northern most point of Lot A, on the Westerly sideline of Winter Street as shown on said plan; thence running

SOUTHERLY by the Westerly sideline of Winter Street, by a curved line to the left having a radius of two thousand forty and 00/100 feet (2040.00') a length of one hundred fifty-two and 35/100 (152.35') to a point; thence running Southerly by the Westerly sideline of Winter Street,

S 16° 54' 34" W. a distance of eighty and 40/100 feet (80.40') to a point at the remaining land of the City of Cambridge; thence running Northwesterly by the remaining land of said City of Cambridge,

N 66° 34' 05" W. a distance of thirty-seven and 82/100 feet (37.82') to a point at the land of Polaroid Corporation as shown on Land Court Plan 30618-B; thence running Northeasterly by the land of said Polaroid Corporation,

N 27° 38' 25" E. a distance of two hundred thirty-two and 38/100 feet (232.38') to a point on the Westerly sideline of Winter Street as shown on Land Court Plan 30618-B and the point of beginning

Said Lot A containing 4,010 square feet, more or less as shown on said plan.

TOGETHER WITH the easements set forth in that certain Reciprocal Access and Utility Easement dated March 31, 1998 recorded in Book 28405, Page 421 and filed as Document No. 1061070; as amended by that certain First Amendment to Reciprocal Access and Utility Easement and to Reciprocal Easement Agreement dated September 10, 1998 recorded in Book 29108, Page 346 and filed as Document No. 1079645; and as further affected by that certain Easement Modification Agreement dated November 25, 2014 recorded in Book 64649, Page 225.

TOGETHER WITH the easements set forth in that certain Reciprocal Easement Agreement dated March 31, 1998 recorded in Book 28405, Page 443 and filed as Document No. 1061071 on Plan No.352 of 1998; as amended by that certain First Amendment to Reciprocal Access and Utility Easement and to Reciprocal Easement Agreement dated September 10, 1998 recorded in Book 29108, Page 346 and filed as Document No. 1079645; as further affected by that certain (i) Easement Modification Agreement dated November 25, 2014 recorded in Book 64649, Page 225, (ii)Agreement RE: Reciprocal Easement Agreement recorded in Book 68618, Page 378; and (iii) Agreement RE: Reciprocal Easement Agreement recorded in Book 71378, Page 543.

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EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated February ___, 2022 (this “Work Letter”) is made and entered into by and between ARE-WINTER STREET PROPERTY, LLC, a Delaware limited liability company (“Landlord”), and INTELLIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated February ___, 2022 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.
General Requirements.
(a)
Tenant’s Authorized Representative. Tenant designates Gerald (Pat) Marolda, Jr. (such individual acting alone, “Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).
(b)
Landlord’s Authorized Representative. Landlord designates Ivan Kousidis and Paul Tedesco (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.
(c)
Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) the Richmond Group shall be the design build contractor and the general contractor (the “Design Build Contractor”) for the Tenant Improvements, (ii) DiMella Shaffer shall be the architect (the “TI Architect”) for the Tenant Improvements, (iii) either CRB Group or DPS, as selected by Tenant within 5 days following the date of this Lease, shall be the process architect (the “Process Architect”) for the Tenant Improvements, (iv) Environmental Systems, Inc. shall be the MEP Engineer for the Tenant Improvements (“MEP Engineer”), and (v) any subcontractors for the Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, to the extent that Landlord has entered into agreements with the Design Build Contractor, TI Architect, Process Architect and/or MEP Engineer pursuant to which such party(ies) shall be performing work with respect to the Base Building Improvements, Landlord shall enter into separate contracts with respect to the Tenant Improvements pursuant to which such party(ies) shall, among other things, agree to reasonably cooperate with Tenant and its contractors with respect to Tenant’s initial fit-out of the Premises and FF&E Installation (as defined below). Landlord shall make its records with respect to the Tenant Improvements available on an “open book” basis through the design and construction of the Tenant Improvements.
2.
Tenant Improvements.
(a)
Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Project of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below. Other than Landlord’s Work (as defined in Section 3(a)) below, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy. Tenant acknowledges and agrees that Tenant shall be responsible, at Tenant’s cost, for the

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installation and validation of Tenant’s furniture, fixtures and equipment in the Premises (“FF&E Installation”) following the Commencement Date.
(b)
Tenant’s Space Plans. Tenant shall within 60 days after the date hereof deliver to Landlord schematic drawings and outline specifications (the “Space Plans”) for the Tenant Improvements. To the extent that the Space Plans do not reflect the requirements of Tenant for the Tenant Improvements as discussed in the applicable Project Meetings (as defined in Section 2(e) below), which Project Meetings shall be held no less frequently than weekly until the Space Plans have been finalized, Tenant shall promptly deliver to Landlord written feedback to the Space Plans, Landlord shall consider such feedback from Tenant in good faith and, if applicable, the Space Plans shall be revised accordingly. Landlord and Tenant shall proceed collaboratively, including at Project Meetings, to advance the Space Plans until they have been approved by Landlord and Tenant. Notwithstanding anything to the contrary contained herein, Tenant shall be solely responsible for ensuring that the Space Plans reflect Tenant’s requirements for the Tenant Improvements. The failure of the Space Plans to be finalized by the date set forth on the construction schedule attached hereto as Schedule 1 (the “Construction Schedule”) for any reason other than delays caused by Landlord or Force Majeure delays, shall constitute a Tenant Delay.
(c)
Working Drawings. Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”) within 10 business days after Landlord and Tenant have approved the Space Plans, which TI Construction Drawings shall be prepared substantially in accordance with the Space Plans. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements as discussed in the applicable Project Meetings. To the extent that the TI Construction Drawings are not consistent with the Space Plans, Tenant shall promptly deliver to Landlord written feedback to the TI Construction Drawings, Landlord shall consider such feedback from Tenant in good faith and, if applicable, the TI Construction Drawings shall be revised accordingly. Landlord and Tenant shall proceed collaboratively, including at Project Meetings, to advance the TI Construction Drawings until they have been approved by Landlord and Tenant. Tenant may not disapprove any matter that is consistent with the finalized Space Plans without submitting a Change Request (as defined in Section 4), which Change Request shall be subject to the terms of Section 4. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Once approved by Landlord and Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below). The failure of the TI Construction Drawings to be finalized by the date set forth on the Construction Schedule for any reason other than delays caused by Landlord or Force Majeure, shall constitute a Tenant Delay.
(d)
Approval and Completion. It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be completed and approved not later than the date reflected on the Construction Schedule in order for the Landlord’s Work to be Substantially Complete by the Target Commencement Date (as defined in the Lease). Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building Systems. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.
(e)
Project Meetings. The parties will hold regular project meetings (each, a “Project Meeting”) to, among other things, (i) review design documents relating to Tenant Improvements, and (ii) review the current schedule and the progress of the design and construction of the Tenant Improvements, including anticipated delays, if any, and (iii) observation of the status of construction of the Tenant Improvements. Any such observation shall be conducted under the supervision of the Design Build Contractor and shall be subject to the Design Build Contractor’s rules and safety requirements. The Project Meetings shall be

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attended by Landlord’s Representative, Tenant’s Representative, the Design Build Contractor, the TI Architect, the Process Architect, and other appropriate members of the design and construction team (as appropriate given the time and subject of the particular Project Meeting).
3.
Performance of Landlord’s Work.
(a)
Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean (i) the work of constructing the Tenant Improvements which shall be paid for out of the TI Fund, and (ii) the construction of the base building work and related improvements (the “Base Building Improvements”) consisting of the elements identified on the Landlord/Tenant Responsibility Matrix attached hereto as Schedule 2 (the “Responsibility Matrix”).

With respect to the Responsibility Matrix, the column labelled as “Landlord” identifies the work to be performed by Landlord at Landlord’s cost and the column labelled as “Tenant” refers to the work being performed by Landlord and paid for out of the TI Fund.

Tenant shall be solely responsible for ensuring that the design and specifications for Landlord’s Work are consistent with Tenant’s requirements. Landlord shall be responsible for obtaining all permits, approvals and entitlements necessary for Landlord’s Work, but shall have no obligation to, and shall not, secure any permits, approvals or entitlements related to Tenant’s specific use of the Premises or Tenant’s business operations therein.

(b)
Commencement and Permitting. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable from the TI Fund. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.
(c)
Completion of Landlord’s Work. Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner and in accordance with applicable Legal Requirements, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Notwithstanding the foregoing, Landlord’s Work shall not be considered Substantially Complete unless and until Landlord has obtained approval from the applicable building authority permitting lawful occupancy of the Premises. Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the Design Build Contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.
(d)
Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s reasonable discretion, but in consultation with Tenant. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its reasonable discretion, but in consultation with Tenant.

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(e)
Delivery of the Premises. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the Premises. Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall have no further obligation with respect to such Construction Defect other than to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor, provided that Tenant shall defend with counsel reasonably acceptable to Landlord, indemnify and hold Landlord harmless from and against any claims arising out of or in connection with any such claim.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(f)
Commencement Date Delay. Except as otherwise provided in the Lease, Delivery of the Premises shall occur when Landlord’s Work has been Substantially Completed, except to the extent that completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):
(i)
Tenant’s Representative was not available within the time period set forth in this Work Letter (or, if no time period is set forth in this Work Letter, then within 2 business days following receipt of written notice) to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;
(ii)
Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;
(iii)
Construction of any Change Requests;
(iv)
Tenant’s request for materials, finishes or installations requiring unusually long lead times, provided that promptly after Landlord learns of such long lead times, Landlord informs Tenant that the requested items will require unusually long lead times; provided that if the delay is due to a Supply Chain Delay, it shall not be a Tenant Delay to the extent the Target Commencement Date is delayed by a Supply Chain Delay pursuant to Section 2 of the Lease;
(v)
Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;
(vi)
Tenant’s delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;
(vii)
Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below); or

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(viii)
Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons that continues for more than 2 business days after Tenant’s receipt of written notice thereof.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been Substantially Completed but for such Tenant Delay and such certified date shall be the date of Delivery.

4.
Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the Space Plan shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.
(a)
Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.
(b)
Implementation of Changes. If Tenant approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.
5.
Costs.
(a)
Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Landlord shall obtain and submit for Tenant’s approval (which approval shall not be unreasonably withheld, conditioned or delayed) a detailed breakdown by trade of the costs incurred or anticipated to be incurred in connection with the design and construction of the Tenant Improvements (as may be amended by time to time, the “Budget”). Notwithstanding anything to the contrary contained herein, if Tenant does not deliver notice to Landlord of its approval or disapproval of the initial draft of the Budget within 5 business days after Landlord’s delivery to Tenant of the initial draft of the Budget or any revised draft Budget or amendment to the Budget within 3 business days after Landlord’s delivery to Tenant of such revised draft Budget or amendment to the Budget, Tenant shall be deemed to have approved such Budget or amendment, as applicable. The Budget shall be based upon the TI Construction Drawings approved by Tenant and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to the lesser 3% of the TI Costs or $1,000,000.00, for monitoring and inspecting the construction of the Tenant Improvements and Changes, which sum shall be payable from the TI Fund (as defined in Section 5(d)).
(b)
TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

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1. a “Tenant Improvement Allowance” in the maximum amount of $250.00 per rentable square foot in the Premises, which is included in the Base Rent set forth in the Lease; and

2. an “Additional Tenant Improvement Allowance” in the maximum amount of $150.00 per rentable square foot in the Premises, which shall, to the extent used, result in TI Rent as set forth in Section 4(b) of the Lease.

Landlord and Tenant hereby acknowledge and agree that Tenant has agreed to use and apply a portion of the Additional Tenant Improvement Allowance equal to $50.00 per rentable square foot of the Premises toward TI Costs. Prior to the first monthly draw with respect to which Tenant would be responsible for the payment of Excess TI Costs pursuant to Section 5(d) below, Tenant shall notify Landlord if Tenant has elected to use any additional portion of the Additional Tenant Improvement Allowance over and above the $50.00 per rentable square foot referenced above. If Tenant does not initially elect to apply the full amount of the Additional Tenant Improvement Allowance, Tenant shall have the right to subsequently (but in no event later than the date that Tenant Improvements are Substantially Completed) elect, by delivery of written notice to Landlord, to apply any portion of the Additional Tenant Improvement Allowance then remaining available. The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not applied toward TI Costs. Notwithstanding the foregoing, to the extent that, if, upon the completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the Additional Tenant Improvement Allowance, Landlord shall make available to Tenant for use during the first 36 calendar months after the Commencement Date (the “Alterations Allowance Outside Date”), an “Alterations Allowance” equal to the unexpended portion of the Additional Tenant Improvement Allowance for the reimbursement to Tenant of reasonable costs incurred by Tenant for fixed and permanent Alterations in the Premises performed by Tenant in accordance with Section 12 of the Lease (as evidenced by invoices delivered to Landlord along with Tenant’s written request for reimbursement of such amounts), which Alterations Allowance shall, to the extent used, result in Alterations Allowance Rent as set forth in Section 4(c) of the Lease. Any portion of the Alterations Allowance remaining undisbursed as of the Alterations Allowance Outside Date shall deemed to have been forfeited by Tenant and Tenant shall have no further right to any portion of such undisbursed Alterations Allowance.

(c)
Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of hard and soft costs incurred for the design, permitting and construction of the Tenant Improvements including, without limitation, architectural, engineering and project management fees, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the Space Plans and the TI Construction Drawings, all costs set forth in the Budget, including the Administrative Rent and Landlord’s out-of-pocket expenses, and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.
(d)
Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget (including the amount of portion of the Budget allocated as contingency) exceed the remaining unexpended TI Allowance (“Excess TI Costs”), monthly disbursements of the TI Allowance shall be made on a “pari passu” basis in the proportion that the remaining TI Allowance bears to the outstanding TI Costs under the Budget, and Tenant shall fund the balance of each such monthly draw. For purposes of any litigation instituted with regard to such amounts, those amounts required to be paid by Tenant will be deemed Rent under the Lease. The TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.” Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the Tenant Improvement Allowance and, if elected, the Additional Tenant Improvement Allowance.

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6.
Tenant Access.
(a)
Tenant’s Access Rights. Landlord hereby agrees to permit Tenant (and its representatives and agents) access, at Tenant’s sole risk and expense, to the Building (i) 30 days prior to the Commencement Date (and/or at such other times prior to such 30-day period as may be reasonably agreed upon by Landlord and Tenant) to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the TI Architect and the Design Build Contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process and consult with Landlord, the TI Architect and the Design Build Contractor regarding the same; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.
(b)
No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to temporarily suspend access to the Premises and Project by Tenant and any Tenant Party until Landlord is able to proceed with Landlord’s Work and access to the Premises and the Project by Tenant and any Tenant Party no longer interferes with Landlord’s Work.
(c)
No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.
7.
Miscellaneous.
(a)
Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.
(b)
Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.
(c)
No Default Funding. In no event shall Landlord have any obligation to fund any portion of the TI Allowance or to perform any Landlord’s Work during any period that Tenant is in Default under the Lease.

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Schedule 1

Construction Schedule

ARE - 840 Winter St.
Intellia Example Schedule

ID	Task Name	Duration	Start	Finish
1	**840 Winter St. Preliminary tenant Options Scheudle (Design Build/Design Assist)**	**577 days**	**Tue 2/22/22**	**Wed 5/29/24**
2	Space Plan and Conceptual Design	52 days	Tue 2/22/22	Wed 5/4/22
3	**Design and Engineering**	**170 days**	**Thu 5/5/22**	**Fri 1/6/23**
4	Conceptual Plan Development	6 wks	Thu 5/5/22	Thu 6/16/22
5	Schematic Design/Process Development	8 wks	Fri 6/17/22	Fri 8/12/22
6	100% Dunnage Package and Major Equipment Ready for Release	5 wks	Mon 8/15/22	Mon 9/19/22
7	Design Development/Partial P&ID's and permit drawings for early enabling work	12 wks	Mon 8/15/22	Mon 11/7/22
8	100% Construction Drawings and remaining long leads	8 wks	Tue 11/8/22	Fri 1/6/23
9	**Budget/Permitting**	**195 days**	**Thu 5/5/22**	**Fri 2/10/23**
10	**Budgets**	**195 days**	**Thu 5/5/22**	**Fri 2/10/23**
11	Preliminary ROM (If Applicable)	2 wks	Thu 5/5/22	Wed 5/18/22
12	Conceptual Budget	3 wks	Fri 6/17/22	Fri 7/8/22
13	Schematic Budget	3 wks	Mon 8/15/22	Fri 9/2/22
14	Design Development Budget	3 wks	Tue 11/8/22	Wed 11/30/22
15	GMP Budget	4 wks	Mon 1/9/23	Fri 2/3/23
16	GMP Approval	1 wk	Mon 2/6/23	Fri 2/10/23
17	**Permitting**	**30 days**	**Mon 11/7/22**	**Wed 12/21/22**
18	Receive Permit Drawings	0 days	Mon 11/7/22	Mon 11/7/22
19	Building Permit Application	30 days	Tue 11/8/22	Wed 12/21/22
20	**Procurement**	**250 days**	**Mon 9/19/22**	**Wed 9/13/23**
21	Steel Bid, Award, shops and Fabrication	25 wks	Tue 9/20/22	Fri 3/17/23
22	Early Long Lead Release (Major MEP Infrustructure with Design Build MEP's)	0 days	Mon 9/19/22	Mon 9/19/22
23	Early Long lead Procurement	45 wks	Tue 9/20/22	Tue 8/8/23
24	Remaining trades Bid, Award and Procurement	35 wks	Mon 1/9/23	Wed 9/13/23
25	**MEP Cooridnation**	**60 days**	**Fri 1/6/23**	**Fri 3/31/23**
26	Receive Construction Drawings	0 days	Fri 1/6/23	Fri 1/6/23
27	Cooridnation	12 wks	Mon 1/9/23	Fri 3/31/23
28	**Construction**	**365 days**	**Wed 12/21/22**	**Wed 5/29/24**
29	Receive Permit	0 days	Wed 12/21/22	Wed 12/21/22
30	Mobilization	5 days	Thu 12/22/22	Thu 12/29/22
31	**Construciton**	**360 days**	**Mon 1/2/23**	**Wed 5/29/24**
32	Early Enabling Work (Portion of limited working hours duration extension)	8 wks	Mon 1/2/23	Fri 2/24/23
33	Lab Construction and Completion (Based on Major Infrustructure start up)	56 wks	Mon 2/27/23	Tue 4/2/24
34	Manufacturing Area Construction	64 wks	Mon 2/27/23	Wed 5/29/24
35	Intellia Occupancy	0 days	Wed 5/29/24	Wed 5/29/24
36	* Construction Duration includes +- 20 Wks of Schedule contingency due to Noisy working hour protocol			
37	*Assumes single phase with exception of early lab occupancy. Once Program and Phasing is developed, revised schedule required.			
38	*Schedule does not include Intellia CQV			

021 Qtr 1, 2022 Qtr 2, 2022 Qtr 3, 2022 Qtr 4, 2022 Qtr 1, 2023 Qtr 2, 2023 Qtr 3, 2023 Qtr 4, 2023 Qtr 1, 2024 Qtr 2, 2024 Qtr 3, 2024 Qtr 4, 2024 Qtr 1, 2025 Qtr 2, 2025 Qtr 3, 2025
Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep
2/22 840 Winter St. Preliminary tenant Options Scheudle (Desig
2/22 Space Plan and Conceptual Design
5/5 Design and Engineering
5/5 Conceptual Plan Development
6/17 Schematic Design/Process Development
8/15 100% Dunnage Package and Major Equipment Ready for Release
8/15 Design Development/Partial P&ID's and permit drawings for early enabling work
11/8 100% Construction Drawings and remaining long leads
5/5 Budget/Permitting
5/5 Budgets
5/5 Preliminary ROM (If Applicable)
6/17 Conceptual Budget
8/15 Schematic Budget
11/8 Design Development Budget
1/9 GMP Budget
2/6 GMP Approval
11/7 Permitting
11/7 Receive Permit Drawings
11/8 Building Permit Application
9/19 Procurement
9/20 Steel Bid, Award, shops and Fabrication
9/19 Early Long Lead Release (Major MEP Infrustructure with Design Build MEP's)
9/20 Early Long lead Procurement
1/9 Remaining trades Bid, Award and Procurement
1/6 MEP Cooridnation
1/6 Receive Construction Drawings
1/9 Cooridnation
12/21 Construction
12/21 Receive Permit
12/22 Mobilization
1/2 Construciton
1/2 Early Enabling Work (Portion of limited working hours duration extension)
2/27 Lab Construction and Completion (Based on Major Infrustructure
2/27 Manufacturing Area Construction
5/29 Intellia Occupancy

Date: Fri 2/18/22

Task	Rolled Up Progress	Inactive Task	Duration-only	Progress
Milestone	Split	Inactive Task	Manual Summary Rollup	Deadline
Summary	External Tasks	Inactive Milestone	Manual Summary	
Rolled Up Task	Project Summary	Inactive Summary	Start-only	
Rolled Up Milestone	Group By Summary	Manual Task	Finish-only	

Page 1

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Schedule 2

Landlord/Tenant Matrix

Description	Landlord	Tenant
SITEWORK
Telephone service to main demarcation room from local exchange carrier	X
Domestic sanitary sewer connection to street	X
Lab waste sewer connection to individual tenant pH neutralization system- Connected to Building Sanitary		X
Roof storm drainage	X
Eversource primary and secondary electrical service with Customer Switching Station	X
National Grid gas service	X
Domestic water service to Building	X
Approved Loading and site modification design for loading areas and generators	X
Approved site modification design for Tenant bulk tanks or exterior utilities	X
Site modifications for generators or tenant utilities.		X
Fire protection water service to Building	X
STRUCTURE
Structural enhancements for specific Tenant load requirements (Super Structure)	X
Structural framing for dunnage above roof for Base Building equipment	X
Structural framing dunnage above roof for Tenant equipment (Intermediate structure, grating, Dunnage Stairs etc.- Subject to Landlord review and approval) Review		X
Structural framing for infills within the building for Added USF	X
Framed openings for Base Building utility risers	X
Framed openings for Tenant utility risers in addition to Base Building.		X
Miscellaneous metals items and/or concrete pads for Base Building equipment	X
Provide code compliant rated floor and structure	X
Miscellaneous metals items and/or concrete pads for Tenant equipment		X
ROOFING
Single ply EPDM roofing system with rigid insulation	X
Roofing penetrations for Base Building equipment/systems	X
Roofing penetrations for Tenant equipment/systems (Subject to Landlord review and approval)		X
Walkway pads to Base Building equipment	X
Walkway pads to Tenant equipment		X
Roofing alterations due to Tenant changes (Subject to Landlord review and approval)		X
EXTERIOR
Building exterior	X
Main Building entrances	X

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Shipping/Receiving Docks – [2 docks plus 3rd waste removal staging and doorway]	X
Visual screening of Base Building rooftop equipment as required and applicable	X
Visual screening of Tenant rooftop equipment on landlord provided dunnage super structure (space available within base building screening) – as required and applicable	X
COMMON AREAS
Accessible main entrance	X
Finished building common main lobby	X
Finished Common zones on ancillary floors. (Elevator lobbies etc.)	X
Core area toilet rooms (feeding common areas)	X
Janitor’s closets in core areas	X
Primary demarcation room	X
Doors, frames, and hardware at common areas	X
ELEVATORS
1 Building Common Passenger	X
1 Tenant Freight Elevator	X
WINDOW TREATMENT
Furnish and install Building standard blinds for all windows - standard to be set by Landlord		X
Furnish and install standard blinds above and beyond existing window treatments – to be approved by landlord if visible from building exterior.		X
TENANT AREAS
Insulation at perimeter walls where/if applicable		X
Finishes and framing at inside face of exterior walls		X
Finishes at inside face at Tenant side of core partitions		X
Toilet rooms within Tenant Premises in addition to those provided by base building		X
Electrical closets within Tenant Premises		X
Tel/data rooms for interconnection with Tenant tel/data		X
Tenant kitchen areas		X
Modifications to core areas to accommodate Tenant requirements		X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, equipment, and buildout.		X
Fixed or movable casework.		X
Laboratory Equipment including but not limited to biosafety cabinets, autoclaves, glasswashers.		X
Chemical Fume Hoods, bench fume hood		X
Finishes at common corridors on floors with multiple Tenants within redeveloped space	X
Shaft enclosures for Base Building systems’ risers	X
Shaft enclosures for Tenant risers (in addition to risers put in place for tenant use)		X
Ability for Control Areas per building Capabilities	X
Tenant Fit out Upgrades or modifications to Base building Scope required by Tenant Insurer		X
FIRE PROTECTION

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Fire service entrance including fire department connection, alarm valve, and flow protection	X
Core area distribution piping and sprinkler heads	X
Stair distribution piping and sprinkler heads	X
All run outs, drop heads, and related equipment within Tenant premises		X
Modification of sprinkler piping and head locations to suit Tenant layout and hazard index		X
Specialized extinguishing systems or containment for tenant program areas		X
Pre-action dry-pipe systems		X
Fire extinguisher cabinets at core areas	X
Fire extinguisher cabinets in Tenant Premises		X
PLUMBING
Domestic water service with backflow prevention and Base Building risers	X
Domestic water distribution within Tenant Premises		X
Core restroom plumbing fixtures compliant with accessibility requirements and anticipated lab/office occupancy load.	X
Tenant restroom plumbing fixtures compliant with accessibility requirements (in addition to those provided by the Base Building)		X
Non-potable cold water backflow preventers for tenant use		X
Non-potable cold water distribution in Tenant Premises		X
Wall hydrants in core areas (where required by code)	X
Storm drainage system	X
Sanitary waste and vent service	X
Domestic Waste Connection in pH Pit- 4 Inch Connection		X
Dedicated two stage active pH neutralization system (For tenant lab and MFG)		X
MWRA permit for dedicated pH neutralization system		X
Domestic Cold water connection - 4 Inch Connection	X
Pits if applicable and designed inverts for waste treatment systems to be installed by Tenant		X
Lab waste and vent pipe distribution		X
Hot water generation for core restrooms	X
Non-potable Hot water generation and risers for Tenant use		X
Non-potable hot water distribution in Tenant Premises		X
Central lab air compressor and piping risers for PD lab use		X
Air compressor and piping risers for dedicated Tenant MFG use		X
Compressed air pipe distribution in Tenant Premises for specific points of use		X
Central lab vacuum system and pipe risers		X
Lab vacuum system and pipe risers for dedicated Tenant MFG use		X
Lab vacuum pipe distribution in Tenant Premises for specific points of use		X
Tepid water generator and pipe risers for full PD/MFG lab use		X
Tepid water pipe distribution in Tenant Premises		X
RO/DI water generator and pipe risers		X
RO/DI water pipe distribution in Tenant Premises for specific points of use		X
Manifolds, piping, and other requirements including cylinders, not specifically mentioned above		X

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NATURAL GAS
Natural gas service to Building and piping to Base Building boilers and equipment	X
Natural gas service, pressure regulator and meter for Tenant equipment		X
Natural gas piping from Tenant meter to Tenant Premises or Tenant equipment area.		X
Pro Rata share of remaining Gas Capacity 2,100 CFH	X
Natural gas pipe distribution within Tenant Premises		X
Natural gas pressure regulator vent pipe riser from valve location through roof		X
HEATING, VENTILATION, AIR CONDITIONING
Building Management System (BMS) for core area and Landlord infrastructure	X
BMS (compatible with Landlord’s system) within Tenant Premises and Tenant infrastructure		X
Once-through supply air handling units and recirculating units for Manufacturing area		X
Roof mounted exhaust fans and heat recovery system for manufacturing area		X
Office ventilation air		X
Fan coils for office cooling/heating and supplemental lab cooling		X

2,000 Ton chiller plant (4) Nominal 500 Ton Chillers, associated pumps, cooling towers, and controls.

20,000 MBH hot water plants – (6) 4,000MBH Condensing Boilers (N+1) , associated pumps, stacks, specialties and controls.

X
Hot water reheat distribution to reheat coils		X
Chilled water risers for tenant use		x
Chilled water distribution for tenant use		X
Vertical supply Office air duct distribution		X
Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.		X
Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within core areas.	X
Roof mounted laboratory exhaust fans and heat recovery system for general lab exhaust		X
Vertical exhaust air duct risers for general lab exhaust		X
Roof mounted laboratory exhaust fans for specialty exhaust systems. Subject to Landlord approval prior to installation.		X
Vertical exhaust air duct risers and shaft for dedicated fume hood or specialty exhaust systems		X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.		X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within core areas	X
General Exhaust for Tenant H2, H3 Rooms		X
Restroom exhaust for core area restrooms	X
Restroom exhaust for restrooms within Tenant Premises		X
Electric room ventilation system for Base Building electrical closets	X

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Electric room ventilation system for electrical closets within Tenant premises		X
Sound attenuation for Base Building infrastructure to comply with local Noise Ordinance	X
Sound attenuation for Tenant equipment to comply with local Noise Ordinance		X
ELECTRICAL
Electrical utility service to switchgear in main electrical vault, including (2) 2500KVA transformers paired with (2) Switchboards	X
Approved pad configurations for tenant generator needs.	X
2,000 kW Diesel fired Standby generator to support 50% of Base Building Central Chiller Plant (incl. ATS and sound attenuation to comply with local noise ordinance)	X
Dedicated Standby Generator for Tenant lab and manufacturing needs		X
Sound attenuation for tenant generator to comply with local Noise Ordinance		X
Automatic transfer switch for Tenant generator connections to the heating and cooling plant		X
Standby power distribution within Tenant Premises		X
Switchboard capacity and circuiting to Chiller and Boiler Plants	X
Switchboard capacity to provide 2,164,593 watts for Tenant Fitout needs	X
Lighting and power distribution for Tenant Premises		X
Tenant power sub-metering with connection to BMS		X
• Common area life safety emergency lighting/signage	X
Tenant Premises life safety emergency lighting/signage		X
Tenant panels, transformers, etc. in addition to Base Building		X
Tenant UPS system, battery backup, and associated equipment/distribution		X
FIRE ALARM
Base Building fire alarm system with devices in core areas	X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system		X
Alteration to fire alarm system to facilitate Tenant program		X
TELEPHONE/DATA
Underground local exchange carrier service to primary demarcation room in basement	X
Tel Data Riser Conduit from demark to each floor	X
Tenant tel/data rooms		X
Pathways from demarcation room directly into Tenant tel/data rooms		X
Tel/Data cabling from demarcation room Tenant tel/data room.		X
Fiber optic service for Tenant use		X
Tel/data infrastructure including but not limited to servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers		X
Audio visual systems and support		X
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed		X
SECURITY
Card access at Building entries	X

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Card access into or within Tenant Premises on separate Tenant installed and managed system	X

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Net Multi-Tenant Laboratory 840 Winter – Suite 100/Intellia - Page 15

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this _____ day of ______________, ____, between ARE-WINTER STREET PROPERTY, LLC, a Delaware limited liability company (“Landlord”), and INTELLIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated ______________, _____ (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is ______________, _____, and the termination date of the Base Term of the Lease shall be midnight on ______________, _____. In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

INTELLIA THERAPEUTICS, INC.,

a Delaware corporation

By:

Name:

Its:

□ I hereby certify that the signature, name, and title above are my signature, name and title

[Signature continued on following page]

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Net Multi-Tenant Laboratory 840 Winter – Suite 100/Intellia - Page 16

LANDLORD:

ARE-WINTER STREET PROPERTY, LLC,

a Delaware limited liability company

By: ARE-Winter Street Holdings, LLC,

a Delaware limited liability company,

managing member

By: ARE-MA Region No. 85 JV, LLC,

a Delaware limited liability company,

managing member

By: ARE-Special Services, LLC,

a Delaware limited liability company,

managing member

By: Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,
managing member

By: ARE-QRS Corp.,
a Maryland corporation,

general partner

By:

Name:

Its:

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Rules and Regulations 840 Winter – Suite 100/Intellia - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1.
The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.
8.
Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.
9.
Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.
10.
Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.
11.
If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.
12.
Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.
13.
Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord or otherwise set forth in the Lease.
14.
Tenant shall maintain the Premises free from rodents, insects and other pests.
15.
Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.
16.
Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.
17.
Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.
18.
Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.
19.
All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

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Rules and Regulations 840 Winter – Suite 100/Intellia - Page 2

20.
No auction, public or private, will be permitted on the Premises or the Project.
21.
No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.
22.
The Premises shall not be used for lodging, sleeping or cooking (except that Tenant may use microwave ovens, toasters and coffee makers in the Premises for the benefit of Tenant’s employees and contractors in an area designated for such items, but only if the use thereof is at all times supervised by the individual using the same) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No commercial gaming/gambling devices shall be operated in the Premises..
23.
Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.
24.
Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.
25.
Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises that would interfere with the rights of other tenants or occupants of the Project.
26.
Tenant shall cause any vendors and other service providers providing regular service at the Project (including, service providers hired by Tenant to perform services with respect to the Building Systems or to perform janitorial and/or waste removal services with respect to the Premises) hired by Tenant to perform services at the Premises or the Project to maintain in effect workers’ compensation insurance as required by Legal Requirements and reasonable commercial general liability insurance with coverage amounts reasonably acceptable to Landlord. Tenant shall cause such vendors and service providers to name Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies and shall provide Landlord with certificates of insurance evidencing the required coverages (and showing Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies) prior to the applicable vendor or service provider providing any services to Tenant at the Project.
27.
Neither Tenant nor any of the Tenant Parties shall have the right to photograph, videotape, film, digitally record or by any other means record, transmit and/or distribute any images, pictures or videos of all or any portion of the Premises or the Project that could reasonably identify the Project or the name of the Project, or that identify Landlord or any other tenants or any affiliates of Landlord or any other tenants. The foregoing is not meant to prohibit individual employees from taking and disseminating photos of themselves or other people within the Premises or at the Project so long as neither the Building nor any proprietary information, equipment or improvements of Landlord are included within such photos.
28.
Tenant shall regularly review the guidelines published by the Centers for Disease Control (CDC) and any state and/or local Governmental Authorities, and will implement the practices and procedures suggested thereby, as well as industry standard best practices, to prevent the spread of Infectious Conditions, including, without limitation, COVID-19.
29.
Landlord shall have the right to (a) require tenants to implement and enforce reasonable screening and tracking protocols intended to identify and track the activity at the Project of employees, agents, contractors and visitors seeking access to or accessing the Premises and or the Project exhibiting flu-like symptoms or symptoms consistent with those associated with any currently known or unknown Infectious Conditions including, without limitation, COVID-19 (collectively, “Symptoms”), (b) require tenant employees, agents, contractors and visitors to comply with reasonable screening and tracking protocols

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Rules and Regulations 840 Winter – Suite 100/Intellia - Page 3

implemented by Landlord, Landlord’s property manager and/or any operator of Project Amenities, intended to identify and track the activity at the Project of individuals seeking access to or accessing the Premises or the Project (including the Project Amenities) exhibiting Symptoms, (c) require tenants to implement and enforce protocols to prohibit individuals exhibiting Symptoms, from accessing the Premises and/or the Project, (d) require tenants to immediately report to Landlord incidences of (i) tenant employees, agents, contractors and visitors accessing the Premises or any portion of the Project while exhibiting Symptoms, and/or (ii) tenant employees, agents, contractors and visitors known to have accessed the Premises or the Project being diagnosed with an Infectious Condition including, without limitation, COVID-19.
30.
Landlord may exclude or expel from the Project any person that has Symptoms associated with any currently known or unknown Infectious Condition including, without limitation, COVID-19.
31.
Notwithstanding anything to the contrary contained herein, if, at any time during the Term, Landlord becomes aware that any Tenant Party exhibiting Symptoms and/or diagnosed with an Infectious Condition had access to the Premises or any portion of the Project (including, without limitation, the Project Amenities), Tenant shall be responsible for any costs incurred by Landlord to perform additional or deep cleaning of the Premises and/or the Common Areas of the Project or to take other measures deemed reasonably necessary or prudent by Landlord which are intended to limit the spread of such Infectious Condition due to such Tenant Party’s presence at the Project.

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840 Winter – Suite 100/Intellia - Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None.

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840 Winter – Suite 100/Intellia - Page 1

EXHIBIT G TO LEASE

BUILDING SIGN LOCATION

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